                 AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
                 ---------------------------------------------

         THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT ("Agreement"), is entered into this 30th day of August 2000 by and among COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation having offices at 150 East 58th Street, New York, New York 10155 ("Commodore"); WILLIAM J. RUSSELL ("Russell"), an individual residing at 16049 East Berry Drive, Aurora, Colorado 80015 and TAMIE P. SPECIALE ("Speciale"), an individual residing at 55 Dorchester Drive, Salt Lake City, Utah 84103; and DISPUTE RESOLUTION MANAGEMENT, INC., a Utah corporation having offices at 39 Exchange Place, Suite 30, Salt Lake City, Utah 84111 (the "Company"). Russell and Speciale are individually hereinafter sometimes referred to as a "Stockholder" and collectively as the "Stockholders".

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Stockholders are the record and beneficial owners of all of the issued and outstanding shares of the capital stock and business of the Company, which is engaged primarily in the business of serving as an international business consulting firm specializing in the settlement and resolution of disputes involving complex, latent and long-tail insurance claims, including environmental, asbestos, products liability, Year 2000 issues and other matters, for corporate and governmental clients (the "Core Business"); and

         WHEREAS, effective as of January 31, 2000, Commodore, the Company, the Stockholders and Dispute Resolution Management, LLC, a Delaware limited liability company (the "LLC") entered into an Asset Purchase Agreement (the "Prior Asset Agreement"); pursuant to which Prior Asset Agreement, the Operating Agreement forming the LLC and the other exhibits thereto (a) the LLC was to acquire the assets and liabilities of the Core Business, and (b) Commodore was to have provided, in addition to shares of Commodore common stock and warrants, approximately $14.5 million in cash to the LLC for distribution to the Stockholders and certain key employees of the Company; and

         WHEREAS, Commodore has (a) advised the Stockholders and the Company that, to date, Commodore has been unable to obtain from unaffiliated third parties on commercially acceptable terms the financing required to provide $14.5 million of cash consideration, plus approximately $1.5 million of additional working capital, and (b) requested that the Stockholders agree to defer receipt and finance the cash portion of the consideration in a manner which will provide Commodore with time to obtain the necessary financing on commercially reasonable terms; and

         WHEREAS, the Stockholders are willing to provide Commodore with such financial accommodations, all upon the terms and subject to the conditions set forth below; and

         WHEREAS, effective as of August 18, 2000, Commodore, the Company and the Stockholders entered into an agreement and plan of merger (the "Merger Agreement"); and

         WHEREAS, the parties hereto desire, pursuant to this Agreement and the exhibits hereto, to amend and restate in its entirety, all of the transactions contemplated by the Prior Asset Agreement and the Merger Agreement (collectively, the "Prior Agreements") and the exhibits thereto; and

         WHEREAS, each of (a) Commodore, (b) Commodore Environmental Services, Inc., a Delaware corporation ("COES") and Paul E. Hannesson and members of his family (the "Hannesson Group"), as the record owners of a majority of the issued and outstanding shares of common stock of Commodore (collectively, with COES, the "CXI Majority Stockholders"), and (c) the respective boards of directors of each of Commodore, COES and the Company, have all authorized and approved the Acquisition, and the consummation of the other transactions contemplated by this Agreement, all on the terms and subject to the conditions set forth in this Agreement;


         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

         1        THE ACQUISITON
                  --------------

                  1.1 The Acquisition. At the time of the Closing on the Closing Date (as such terms are hereinafter defined), Commodore shall purchase from the Stockholders, and the Stockholders shall sell to Commodore, an aggregate of twenty-four thousand three hundred (24,300) shares of the common stock of the Company, $.10 par value per share (the "Majority Company Stock"), against receipt by the Stockholders of the "Acquisition Stock" (as that term is hereinafter defined) and the other consideration payable by Commodore to the Stockholders hereunder.


                  1.2 Certificates for the Majority Company Stock. On the Closing Date, the Stockholders shall deliver to Commodore, against receipt of the Acquisition Stock and other consideration payable by Commodore hereunder, certificates representing all of the shares of the Majority Company Stock. The Majority Company Stock, when so delivered to Commodore, shall represent not less than and not more than eighty-one (81%) percent of the issued and outstanding shares of capital stock of the Company as at the Closing Date. The certificates evidencing the Majority Company Stock shall be duly endorsed for transfer, accompanied by duly executed stock powers with the signature of each of the record owners appropriately guaranteed by a bank or appropriately witnessed and notarized in a manner reasonably acceptable to Commodore. The Stockholders are, and as at the Closing Date shall be, the record and beneficial owners of all, and not less than all, of the issued and outstanding shares of capital stock of the Company. Annexed hereto as Exhibit A and made a part hereof is a list of the issued and outstanding shares of capital stock of the Company and the record and beneficial owners thereof (the "Company Stock Ownership List"). An aggregate of five thousand seven hundred (5,700) shares of Common Stock of the Company, $.10 par value per share (the "Minority Company Stock") shall be retained by the Stockholders following the Closing Date and represents not more than and not less than nineteen (19%) percent of the issued and outstanding shares of capital stock of the Company as at the Closing Date.

                  1.3 Stock Records and Minute Books. On the Closing Date, in addition to the delivery and transfer of the Majority Company Stock to Commodore, the Stockholderr shall deliver, and shall cause the Company to deliver, to Commodore all of the stock records and minute books of the Company, all of which records and books shall be complete, accurate and current.

         2.       CONSIDERATION.
                  --------------

                  On the Effective Date and simultaneous with the consummation of the Acquisition, the Stockholders, as the record owners of all of the outstanding shares of Company Stock, shall be entitled to receive from Commodore, in consideration for the Majority Company Stock, the following consideration (the "Acquisition Consideration"); which Acquisition Consideration shall be payable on the Closing Date to the Persons set forth in Sections 2.1, 2.2, 2.3 and 2.4 below.

                  2.1 The Acquisition Stock. An aggregate of (a) eight million eight hundred and fifty nine thousand (8,859,000) shares of Commodore Common Stock shall be issued to the Stockholders, in equal amounts as between them, and
(b) one million six hundred and forty-one thousand (1,641,000) shares of Commodore Common Stock shall be issued to the Company, to be reserved for distribution or payment in cash in the manner provided in Section 9.8 hereof. Such ten million five hundred thousand (10,500,000) shares of Commodore Common Stock is hereinafter collectively referred to as the "Acquisition Stock").

                  2.2      [Intentionally Omitted]

                  2.3  Commodore   Warrants.   Commodore   shall  issue  to  the
Stockholders, in equal amounts as between them, and certain other Persons five-year warrants to purchase an aggregate of one million (1,000,000) shares of Commodore Common Stock at an exercise price of $2.00 per share (the "Commodore Warrants"); which Commodore Warrants shall be in substantially the form of Exhibit B annexed hereto and made a part hereof.

                  2.4 Cash Flow Installment Payments. In addition to the Acquisition Stock and the Commodore Warrants, for the period which shall commence on the "Closing Date" (as that term is defined in Section 10) and shall end on December 31, 2005 (the "Cash Flow Payment Period"), the Stockholders shall be entitled to receive from the Company an aggregate of thirty-five (35%) percent of all Company Cash Flow which shall be produced by the Company and all Permitted Investments (the "Company Cash Flow Payments"); provided, that no further Company Cash Flow Payments shall be required to be paid to the Stockholders if an aggregate of Thirty Seven Million One Hundred Thirty One Thousand Five Hundred Seventy Eight ($37,131,578) Dollars in accumulated Company Cash Flow Payments shall have been paid to the Stockholders prior to the expiration of the Cash Flow Payment Period. During the Cash Flow Payment Period, thirty-five (35%) percent of all Company Cash Flow produced by the Company and all Permitted Investments in each of the four quarterly periods ending on March 31st, June 30th, September 30th, December 31st (each a "Quarter") shall be paid to the Stockholders in installments, commencing with the Quarter ending

September 30, 2000 and ending with the Quarter ending December 31, 2005. Such installment Company Cash Flow Payments shall be paid to the Stockholders, as follows:

                           (a) except for the Quarter ending December 31st in each fiscal year of Commodore and the Company ending on December 31st or such other fiscal year end of the Company as may hereafter be established (each a "Fiscal Year"), the Stockholders shall be entitled to receive within thirty (30) days following the end of each Quarter through the Quarter ending December 31, 2005, an amount which shall equal thirty-five (35%) percent of the Company Cash Flow in such fiscal Quarter. In the event and to the extent an amount in excess of thirty-five (35%) percent of Company Cash Flow shall have been paid to the Stockholders in any one fiscal Quarter, the excess, if any, shall be credited against thirty-five (35%) percent of the Company Cash Flow Payments payable to the Stockholders in the next immediately succeeding fiscal Quarter(s);

                           (b) with respect to the fourth Quarter in each Fiscal Year, commencing with the Fiscal Year ending December 31, 2000, within 10 days after receipt of the final Reviewed Financial Statements of the Company and all Permitted Investments, but in no event later than one hundred and five (105) days after the end of each such Fiscal Year, the Stockholders shall be entitled to receive an amount which shall be equal to (i) thirty-five (35%) percent of Company Cash Flow in such Fiscal Year, less (ii) all payments made to the Stockholders in respect of Company Cash Flow Payments during any or all of the immediately preceding three (3) Quarters in such Fiscal Year (or in the case of the Fiscal Year ending December 31, 2000, the number of Quarters from the Closing Date to December 31, 2000);

                           (c) in the event and to the extent an amount in excess of thirty-five (35%) percent of Company Cash Flow shall have been paid to the Stockholders in any one Fiscal Year, the excess, if any, shall be credited against thirty-five (35%) percent of Company Cash Flow Payments payable to the Stockholders in the next immediately succeeding Fiscal Year(s), which credit shall be applied in the order of the next maturing Company Cash Flow Payments; provided, that if, following December 31, 2005, the accumulated payments of Company Cash Flow actually received by the Stockholders during the Cash Flow Payment Period shall have exceeded an aggregate of $37,131,578, the excess, if any, shall be refunded by the Stockholders to the Company by not later than June 30, 2006.

                           (d) On a date which  shall be the earlier to occur of
         (i) a Sale of Control or (ii) December 31, 2003, the Stockholders shall be entitled to have received an aggregate of not less than Ten Million ($10,000,000) Dollars of accumulated Company Cash Flow Payments, irrespective of the accumulated amount of Company Cash Flow actually produced.

                           (e) each occasion that a Quarterly installment Company Cash Flow Payment shall be due and payable to the Stockholders pursuant to this Section 2.4, Commodore shall make such payment in cash by wire transfer of immediately available funds to bank accounts specified by the Stockholders or their designees.


                  2.5 Make Whole Agreement. In the event and to the extent that the Stockholders shall not have received on a timely basis a minimum of Ten Million ($10,000,000) Dollars in accumulated Company Cash Flow Payments, Commodore shall guaranty payment in full of any "short-fall" in payment of such minimum cumulative amount pursuant to terms of the Make Whole Agreement annexed hereto as Exhibit C and made a part hereof (the "Make Whole Agreement").

                  2.6 Issuance of Acquisition Consideration and Commodore Option Stock.

                           (a) On  the  Effective  Date  and  simultaneous  with
consummation of the Acquisition, Commodore shall issue to the Stockholders and the Company, stock certificates evidencing an aggregate of six million (6,000,000) shares of Commodore Common Stock, as follows:

                                    (i) an  aggregate  of four million and sixty
thousand (4,060,000) shares of Commodore Common Stock shall be issued to the Stockholders (in equal amounts as between them), representing a portion of the 8,859,000 shares of Acquisition Stock reserved for issuance to the Stockholders; and

                                    (ii)  an   aggregate  of  one  million  nine
hundred and forty thousand (1,940,000) shares of Commodore Common Stock shall be issued to the Stockholders (in equal amounts as between them), representing a portion of the 5,000,000 shares of Commodore Option Stock.

                           (b) Not  later  than  two  (2)  Business  Days  after
receipt of Final Commodore Stockholders Approval, Commodore shall issue to the Stockholders, the Company and the other Persons listed on Schedule 9.8 hereto, stock certificates evidencing an aggregate of nine million five hundred thousand (9,500,000) shares of Commodore Common Stock and the Commodore Warrants, as follows:

                                    (i)  an  aggregate  of  four  million  seven
hundred ninety nine thousand (4,799,000) shares of Commodore Common Stock shall be issued to the Stockholders (in equal amounts as between them), representing the balance of the 8,859,000 shares of Acquisition Stock reserved for issuance to the Stockholders;

                                    (ii) an aggregate of one million six hundred
forty-one thousand (1,641,000) shares of Commodore Common Stock shall be issued to the Company, to be reserved for distribution or payment in the manner provided in Section 9.8 hereof, representing the 1,641,000 shares of Acquisition Stock reserved for issuance to the Company;

                                    (iii)  an  aggregate  of three  million  and
sixty thousand (3,060,000) shares of Commodore Common Stock shall be issued to the Stockholders (in equal amounts as between them), representing the balance of the 5,000,000 shares of Commodore Option Stock; and

                                    (iv) the Commodore  Warrants shall be issued
to the Stockholders and the other Persons entitled to receive them, as provided in Exhibit B hereto.



         3.       CERTAIN  DEFINITIONS.   As  used  in   this  Agreement  and in
addition to the other terms defined herein, the following capitalized terms shall have the following meanings:

                  "Acquisition" means the acquisition by Commodore of the Majority Company Stock from the Stockholders, pursuant to the terms and conditions set forth in this Agreement.

                  "Acquisition Stock" means the 10,500,000 shares of Commodore Common Stock referred to in Section 2.1 of this Agreement.

                  "Adjusted Pre Tax Income of the Company" shall mean the combined net income of the Company and Dispute Resolution Limited, a partnership ("DRL"), set forth on the 1999 Audited Financial Statement, as adjusted to (a) give effect to the deduction of all compensation and bonuses payable to all employees of the Company for the fiscal year ended December 31, 1999, other than the bonuses and other payments referred to in Section 9.8 hereof, and (b) before giving effect to (i) any payments or distributions by DRL to KPMG LLP or their Affiliates ("KPMG") under the terms of the existing agreements between the Company, the Stockholders and KPMG, or (ii) application or deduction of any federal income taxes or any distributions to the Stockholders of aggregate amounts of cash in excess of their current annual salaries rates.

                  "Affiliate" means with respect to any Person (the "Subject Person"), any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Subject Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Subject Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, "Affiliates" shall also include, without limitation, any member of such individual's Family Group.

                  "Agreement" means this Stock Purchase Agreement as the same may be amended, modified, supplemented or restated from time to time.

                  "Board of Directors" shall mean the five (5) Person board of directors of the Company which shall be in place for a period of not less than five (5) years following the Closing Date, and which shall consist of (a) two

(2) Persons designated by Commodore, (b) the Stockholders or in the event of the death or permanent disability of either or both of the Stockholders, two (2) other Persons designated by the survivor of the Stockholders, and (c) one (1) additional Person who shall be mutually acceptable to the Stockholders and Commodore.

                  "Brownfields Real Estate Business" means the purchase, lease or dealing in so-called "brownfields" or related environmentally impacted real estate interests through the direct or indirect efforts of Commodore, the Stockholders, the Company or any other employee of the Company or Commodore.

                  "Cash Flow" shall mean as applicable to any Person in question, the individual, consolidated or combined Net Profit or Net Loss of such Person and its consolidated Subsidiaries, if any, before (i) application of federal, state and local income taxes of such Person and its consolidated Subsidiaries and Permitted Investments, and (ii) all non-cash items of expenses and deductions taken in respect of depreciation and/or amortization of good-will and other intangible assets.

                  "Closing Date" means the date of consummation of the transactions contemplated by this Agreement, which, in accordance with the provisions of Section 10 of this Agreement, shall be deemed to have occurred as of August 29, 2000.

                  "Commodore" has the meaning set forth the Preamble to this Agreement.

                  "Commodore Common Stock" means the common stock of Commodore, $.001 par value per share.

                  "Commodore Financial Services Business Development Plan" means the business development plan which has been previously developed by Commodore and the Stockholders.

                  "Commodore Option Stock" means the five million (5,000,000) shares of Commodore Stock issuable to the Stockholders on the Closing Date in consideration for the Minority Company Stock Option.

                  "Commodore Proxy Statement" shall have the meaning set forth in Section 7.12 hereof.

                  "Commodore Stockholders Meeting" shall mean a special meeting of the stockholders of Commodore to be called for the purpose of ratifying this Agreement, the Acquisition and all of the transactions contemplated hereby.

                  "Company" means Dispute Resolution Management, Inc., a Utah corporation..

                  "Company Cash Flow" shall mean the consolidated or combined Cash Flow of the Company and all Permitted Investments, all as set forth on the Reviewed Financial Statements. In determining Company Cash Flow:

                           (a)  the  Reviewed  Financial   Statements  shall  be
prepared in accordance with generally accepted accounting principles;

                           (b)  Company  Cash  Flow  shall,  at  all  times,  be
calculated before giving effect to any deductions for compensation expense or other related item of expense resulting from the issuance by Commodore of the 1,500,000 shares of Acquisition Stock referred to in Section 9.8 hereof; and

                           (c)  Company  Cash  Flow  shall,  at  all  times,  be
calculated before giving effect to any item of expense or accrued obligation which shall not have been approved in advance by the Stockholders or otherwise is made in violation of the provisions contained in Section 14.4 or Section 14.5 of this Agreement.

                  "Core Business" means the business of acting as consultants specializing in the settlement and resolution of disputes involving complex, latent and long-tail insurance claims, including environmental, asbestos, products liability, Year 2000 issues and other matters, for corporate and governmental clients.

                  "Effective Date" means the effective date of the acquisition of Majority Company Stock by Commodore, pursuant to this Agreement.

                  "Employment Agreements" means the separate employment agreements to be executed on the Closing Date between the Company and each of Russell and Speciale, in the form of Exhibit E annexed hereto and made a part hereof.

                  "Extension Electronic Investments" means the electronic databases described below to be acquired and/or created by Commodore Advanced Sciences, Inc., a Subsidiary of Commodore, or any other Affiliate of Commodore, to supplement and service existing markets. Such electronic databases consist of:

                           (a) electronic  contracting for government contracts,
including request for information ("RFI") and request for proposals ("RFP"), leading to potential auction and related services;

                           (b)   electronic   inventory  of  hazardous,   toxic,
radioactive and legacy waste, including locations, amounts, character and remedial cost estimates, for both government and commercial clients;

                           (c)  electronic   information  on  technologies   and
processes, together with cost ranges, available for treatment and processing of various waste materials and categories, including by-product results, and storage and disposal options.

                  "Final Commodore Stockholders Approval" shall mean the date on which the holders of record on the record date fixed in the Commodore Proxy Statement of a majority of the issued and outstanding shares of Commodore Common Stock shall have approved, adopted and ratified this Agreement, the Acquisition and all of the transactions contemplated hereby at the Commodore Stockholders Meeting.

                  "GAAP " means generally accepted accounting principles in the United States which shall be in effect from time to time for any particular Fiscal Year in question.

                  "Investment" means the acquisition or investment by a Person, whether in the form of debt or equity securities (or any combinations or derivatives thereof), of or in another Person, or a group of assets purchased in a single transaction or series of related transactions, or any other asset, including short-term investments of cash and loans.

                  "Lock Up  Agreement"  shall  have  the  meaning  set  forth in
Section 7.16 hereof.

                  "Major Transactions" means any one or more of the contemplated transactions, events or decisions set forth in Section 14.4 hereof.

                  "Minority Company Stock" means five thousand seven hundred (5,700) shares of the Company common stock retained by the Stockholders following the Closing Date and representing 19% of the issued and outstanding shares of capital stock of the Company.

                  "Minority Company Stock Option" means the five year option, commencing January 1, 2006 and ending December 31, 2010 pursuant to which the Stockholders have granted to Commodore the option to purchase the Minority Company Stock, pursuant to the Minority Company Stock Option Agreement.

                  "Minority Company Stock Option Agreement" means the option agreement between the Stockholders and Commodore in the form of Exhibit H annexed hereto and made a part hereof.

                  "National Securities Exchange" shall have the meaning set forth in clause (iii) of Section 7.2(a) hereof.

                  "Net Profit" and "Net Loss" means the net income (including items of income exempt from tax) and net loss (including expenditures that neither can be capitalized nor deducted), respectively, of the Company or any other applicable Person, all as determined in accordance with generally accepted accounting principles.

                  "Obligations" shall have the meaning set forth in Section 7.2(d) hereof.

                  "Option" shall have the meaning set forth in Section 7.2(a) hereof.

                  "Option Period" shall have the meaning set forth in clause (i) of Section 7.2(a) hereof.

                  "Participating Offered Investment" shall mean any Investment, whether by way of ownership of securities, assets or properties, lease, license or other use by Commodore, the Company or any direct or indirect wholly-owned or partially-owned Subsidiary, joint venture, partnership or other entity in which Commodore, the Company or their Affiliates has an interest, which shall:

                           (a) provide services similar to or compatible with those currently provided by the Company in connection with the operation of the Core Business,

                           (b) provide financial services or engage in real estate activities in connection with environmental matters , including, without limitation (i) the Brownfields Real Estate Business, (ii) environmental and other insurance brokerage or indemnity coverage, and
         (iii) such other financial services which are described or contemplated by the Commodore Financial Services Business Development Plan; and/or

                           (c) provide environmental informational services or systems, including electronic commerce or e-commerce products or services (including, without limitation, the Extension Electronic Investments), software or other Internet facilities for private industry or governmental agencies.

                  "Permitted   Investments"   means  a   Participating   Offered
Investment which has been approved in writing in advance by both of the Stockholders.

                   "Person" means any individual, partnership, association, trust, corporation, limited liability company or other entity, or government or any political subdivision thereof.

                  "Repurchase Shares" means the individual and collective reference to all or any portion of the nine million five hundred thousand (9,500,000) shares of Acquisition Stock, for so long as such shares of Acquisition Stock shall be subject to the Option and the Repurchase Obligation.

                  "Repurchase Balance" shall have the meaning defined in Section 7.2(b)(i) hereof.

                  "Repurchase  Obligation"  shall  have the  meaning  defined in
Section 7.2(b) hereof.

                  "Repurchase Price" shall have the respective meanings as are defined in Section 7.2(a)(iii) and in Section 7.2(b)(iii) hereof.

                  "SEC"  means  the  United  States   Securities   and  Exchange
Commission and any successor United States federal public or governmental authority.

                  "Sale of Control" means the sale or transfer of all or a majority of the assets or securities of the Company or Commodore (as the case may be) to any Person, whether by way of asset sale, stock sale, merger, consolidation or like combination.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar equity or other ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or have the right to control (whether or not exercised) the managing director, manager or a general partner of such partnership, limited liability company, association or other business entity.

         4        REPRESENTATIONS  AND  WARRANTIES  OF   THE   COMPANY  AND  THE
                  --------------------------------------------------------------
STOCKHOLDERS.
-------------

         The Company and the Stockholders hereby jointly and severally represent and warrant to Commodore as follows:

                  4.1 Title to the Company Stock. The Stockholders are the record and beneficial owners of 100% of the issued and outstanding shares of capital stock of the Company. The Stockholders have good, valid and marketable title to the all of the issued and outstanding shares of capital stock of the Company, all of which has been duly authorized and validly issued and is fully paid and non-assessable, and is (and on the Closing Date will be) owned beneficially and of record of the Stockholders, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except for any restrictions which may be created by operation of state or federal securities laws. No person other than the Stockholders have any claim or interest in or to any of the Company Stock.

                  4.2 Valid and Binding Agreement. The Stockholders have full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement and, when executed and delivered by the Stockholders, the Employment Agreements, the

Non-Competition Agreements, the Pledge Agreement, the Make Whole Agreement, the Minority Company Stock Option Agreement and the Registration Rights Agreement, constitutes and will constitute the legal, valid and binding obligations of the Stockholders, enforceable against the Stockholders in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

                  4.3  Organization,   Good  Standing  and  Qualification.   The
Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; (b) has all necessary corporate power and authority to carry on its business and to own, lease and operate its properties; and (c) is qualified to do business as a foreign corporation in each foreign jurisdiction listed on Schedule 4.3; being the only jurisdictions where such qualification is required by law and where the failure to be so qualified would have a material adverse effect on the assets, business or financial condition of the Company. True and complete copies of the Certificate of Incorporation and By-Laws of the Company (including all amendments thereto), and a correct and complete list of the officers and directors of the Company, are annexed hereto as Schedule 4.3.

                  4.4 Capital Structure, Stock Ownership.

                           (a) The authorized capital stock of the Company is as
set forth in its Certificate of Incorporation contained in Schedule 4.4.

                           (b) There are no outstanding subscriptions,  options,
rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Company to issue, transfer or purchase any shares of its capital stock or any rights to any shares of capital stock, or obligating the Stockholders to transfer any of the Company Stock. No shares of capital stock of the Company are reserved for issuance pursuant to stock options, warrants, agreements or other rights to purchase or acquire capital stock.

                  4.5  Subsidiaries  and  Investments.  Except  as set  forth on
Schedule 4.5, the Company does not (a) own, directly or indirectly, any stock or other equity securities of any Person, or (b) have any direct or indirect Investment or equity or ownership interest in any person, firm, partnership, corporation, venture or business other than the Core Business conducted by the Company.

                  4.6      Financial Statements and Financial Information.

                           (a)  Annexed  hereto  as  Schedule  4.6(a)  are true,
correct and complete copies of the balance sheets of the Company as of December 31, 1997, December 31, 1998 and December 31, 1999, and the related statements of income, stockholders' equity and cash flows of the Company for the three (3) years ended December 31, 1999 (collectively, the "Historical Financial Statements").

                           (b) The  Historical  Financial  Statements:  (i) have
been audited by Foote, Pasey & Griffith (the "Company Accountants") in accordance with GAAP; (ii) fairly present in all material respects the Company's financial condition as at the dates thereof, and the results of its operations for the fiscal years then ended; (iii) contain and reflect all necessary material adjustments and accruals for a fair presentation of the financial condition and the results of operations as of the dates of and for the fiscal years covered by such Historical Financial Statements; and (iv) make full and adequate provision for the various assets and liabilities of the Company, fixed or contingent, and the results of its operations and transactions in its accounts, as of the dates and for the periods referred to therein.

                           (c) Schedule  4.6(c) annexed  hereto  contains a true
and complete list of the outstanding principal balance of, approximate accrued interest on, and all collateral security for all indebtedness for money borrowed and capitalized leases (collectively, "Debt") of the Company as of December 31, 1999, including but not limited to any such Debt owed by the Company to the Stockholders and/or any of the Stockholders' Affiliates.

                           (d) Schedule 4.6(d) annexed hereto contains: (i) true
and complete aging schedules of the accounts receivable and accounts payable of the Company as of December 31, 1999; (ii) a true and complete list of all obligations (other than obligations disclosed in Schedule 4.6(c)) of the Company to the Stockholders and/or any of the Stockholders' Affiliates on the date hereof, (iii) a true and complete list of all obligations of the Company guaranteed by the Stockholders on the date hereof, and the terms of such guaranties; and (iv) a true and complete list reflecting the nature and amount of all obligations owed to the Company on the date hereof by the Stockholders and/or any of the Stockholders' Affiliates.

                  4.7      No Material Changes.

                           (a) Since December 31, 1999, the Company has not made
any payments or  distributions of cash or other property of any kind, other than
(i) normal operating expenses, (ii) its state taxes for current periods, (iii) scheduled amortization payments on existing Debt, plus any additional indebtedness or capital leases incurred to finance capital expenditures within the Company's 1999 capital expenditure budget, and (iv) cash distributions which have been paid or may hereafter be paid to the Stockholders in respect of the earnings and profits of the Company for all periods from and after January 1, 1999.

                           (b) Since December 31, 1999, the Core Business of the
Company has continued to be operated only in the ordinary course, and there has not been:

                                    (i)  Any  material  adverse  change  in  the
financial condition, operations or business of the Company from that shown on the Historical Financial Statements, or any material transaction or commitment effected or entered into outside of the normal course of the Company's Core Business;

                                    (ii)  Any  damage,   destruction   or  loss,
whether covered by insurance or not, materially and adversely affecting the business, operations, assets, properties, financial condition or prospects of the Company; or

                                    (iii)  Except  for  permitted  distributions
pursuant to Section 7.5 below, any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Stock, any other payment of any kind by the Company to the Stockholders or any of the Stockholders' Affiliates outside of the ordinary course of business, any forgiveness of any debt or obligation owed to the Company by the Stockholders or any of the Stockholders' Affiliates, or any direct or indirect redemption, purchase or other acquisition by the Company of any capital stock of the Company.

                  4.8      Tax Returns and Tax Audits.

                           (a) Since inception in November 1996, the Company has
elected to be taxed as an electing small business (Subchapter S) corporation under the provisions of Section 1371 et. seq., of the Internal Revenue Code of 1986, as amended (the "Code").

                           (b) All federal,  state and local tax returns and tax
reports required to be filed by the Company on or before the date hereof have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; all federal, state and local income, franchise, sales, use, property, excise, payroll and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to the Company as of the date hereof have been fully paid, and appropriate accruals have been made on the Company's books for taxes not yet due and payable; all taxes and other assessments and levies which the Company is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable; and there are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Company.

                           (c) Neither the  Company  nor the  Stockholders  have
received notice of any pending audits with respect to any federal, state or local tax returns of the Company, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Company.

                  4.9 Personal Property; Liens. The Company has and owns good and marketable title to all of its personal property, free and clear of all liens, pledges, claims, security interests and encumbrances whatsoever. All material items of machinery, equipment, vehicles and other fixed assets owned or leased by the Company are listed in Schedule 4.9 annexed hereto (with specific indication of those assets which are owned and those assets which are leased), and, except as and to the extent disclosed in Schedule 4.9, all of such fixed assets are in good operating condition and repair (reasonable wear and tear excepted) and are adequate for their use in the Company's business as presently conducted.

                  4.10     Real Property.

                           (a) The Company  does not own or have any interest of
any kind (whether ownership, lease or otherwise) in any real property, except to the extent of the Company's interest as lessee under the leases for the Company's business premises located at (i) 8 Inverness Drive East, Suite 135, Englewood, Colorado 80112, (ii) 39 Exchange Place, Suite 30, Salt Lake City, Utah 84111, and (iii) such other locations as are listed on Schedule 4.10 hereto (collectively, the "Company Facilities"). True and complete copies of the lease agreements in respect of the Company Facilities (including all amendments thereto) are annexed hereto as Schedule 4.10 (collectively, the "Leases").

                           (b)   The   Company   (and,   to  the   best  of  the
Stockholders' knowledge, the landlords thereunder) is presently in compliance with all of their respective obligations under the Leases, and the Company Facilities are in good condition (reasonable wear and tear excepted), and are adequate for the operation of the Company's business as presently conducted. No consent of the landlord under any Lease will be required in order for the Leases to remain in effect in accordance with their current terms, after giving effect to the sale and transfer of the Company Stock pursuant to this Agreement.

                           (c) The  Company's  use of the Company  Facilities in
the normal conduct of the Business does not violate any applicable building, zoning or other law, ordinance or regulation affecting such real property, and no covenants, easements, rights of way or other such conditions of record impair the Company's use of the Company Facilities in the normal conduct of the Business.

                           (d)  All  of  the   buildings,   fixtures  and  other
improvements located on or at the Company Facilities are accessible by public roads, and during the two (2) year period prior to the date hereof, the Company has not experienced any material interruption in the delivery of adequate quantities of any utilities or other public services required by the Company in the normal operation of the Business.

                  4.11     Accounts Receivable.

                           (a) To the extent not already collected, all accounts
receivable shown on the Historical Financial Statements, and all accounts receivable thereafter created or acquired by the Company prior to the Closing Date (the "Accounts"), have arisen or will arise in the ordinary course of the Company's business, and, to the extent not already collected, represent and will represent amounts owed to the Company by unaffiliated third party account debtors in respect of goods, products or services provided to such account debtors by the Company, subject to customary adjustments which may be effected with customers in the ordinary course of business (which adjustments are not and will not be, in the aggregate, material to the financial condition and business of the Company).

                           (b)  The  Stockholders   have  no  knowledge  of  any
asserted counterclaims or set-offs in respect of any of such Accounts, or any state of facts, events or occurrences which would impair the collection of such

Accounts in the ordinary course of business, subject to customary adjustments which may be effected with customers in the ordinary course of business (which adjustments are not and will not be, in the aggregate, material to the financial condition and business of the Company).

                  4.12 Inventories. The Company does not maintain any inventory or supplies held for resale.

                  4.13 Insurance Policies. Schedule 4.13 annexed hereto contains a true and correct schedule of all insurance coverage held by the Company concerning its business and properties, including the names of insurers, policy limits and deductibles. Within the past three years none of such policies have been cancelled by the insurers and to the best of the Stockholders' knowledge, the types and levels of such insurance coverages are reasonable and customary for businesses of comparable type, size and location.

                  4.14 Permits and Licenses. The Company possesses all required permits, licenses and/or franchises, from whatever governmental authorities or agencies (domestic and/or foreign) requiring the same and having jurisdiction over the Company, necessary in order to operate its Business in the manner presently conducted, except for such permits and licenses the failure to obtain which would not have a material adverse affect on the business or financial condition of the Company. All of the Company's permits, licenses and/or franchises are valid, current and in full force and effect and none of such permits, licenses or franchises will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the consummation of the transactions contemplated by this Agreement.

                  4.15     Contracts and Commitments.

                           (a)  Schedule  4.15  annexed  hereto  lists  all real
property leases, personal property leases, commitments, loan agreements, indentures, employment, consulting and shareholder agreements, and all other contracts and agreements to which the Company is a party and which are material to its business (collectively, "Material Contracts"), except that Schedule 4.15 need not list any such contract or agreement that is listed on any other Schedule hereto, or was entered into in the ordinary course of the Core Business of the Company and that, in any case: (i) is for the purchase of supplies or other inventory items in the ordinary course of business; (ii) is related to the purchase or lease of any capital asset involving aggregate payments of less than $10,000 per annum; or (iii) may be terminated without penalty, premium or liability by the Company on not more than thirty (30) days' prior written notice.

                           (b)  Except as set forth in  Schedule  4.15:  (i) all
Material Contracts are in full force and effect; (ii) the Company has not received any notice that any Material Contract is in material breach or default or is now subject to any condition or event which has occurred and which, after notice or lapse of time or both, would constitute a material default by any party under any such contract, lease, agreement or commitment; and (iii) none of the Material Contracts will be voided, revoked or terminated, or voidable, revocable or terminable, upon and by reason of the consummation of the transactions contemplated by this Agreement.

                           (c)  No  purchase  commitment  by the  Company  is in
excess of the normal, ordinary and usual requirements of the business of the Company.

                  4.16 Clients. Schedule 4.16 annexed hereto sets forth a list of the names and addresses of all clients of the Company since January 1, 1997. Except as set forth on such Schedule 4.16, the Company has not received any notice that any existing client intends to terminate relations with the Company.

                  4.17     Labor, Benefit and Employment Agreements.

                           (a)  Except as set  forth in  Schedule  4.17  annexed
hereto, the Company is not a party to (i) any collective bargaining agreement or other written agreement covering unionized employees, (ii) any bonus, deferred compensation, stock option, stock purchase, consulting, retirement, severance, welfare or incentive plan, pension plan, profit sharing plan, retirement, or other such benefit plan constituting an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (collectively, an "Employee Plan"), or (iii) any written agreement with respect to the employment or compensation of any non-hourly and/or non-union employee(s) which is not terminable without penalty by the Company on not more than thirty (30) days' prior written notice. Schedule 4.17 sets forth the amount of all compensation or remuneration (including any discretionary bonuses) paid or to be paid by the Company during the 1999 fiscal year to employees or consultants who presently receive aggregate compensation or remuneration at an annual rate in excess of $75,000.

                           (b) No  union  is now  certified  or has  claimed  in
writing the right to be certified as a collective bargaining agent to represent any employees of the Company, and there are no organizational activities or labor disputes existing or, to the best of the Stockholders' knowledge, threatened, involving organizational activities, picketing, strikes, slowdowns, work stoppages, job actions or lockouts of any employees of the Company.

                           (c) Neither the  Company  nor the  Stockholders  have
received notice of any unfair labor practice charges or petitions for election filed, pending or being litigated before the National Labor Relations Board or any State labor relations board. The Company has not received any written notice of any actual or alleged violation of any law, regulation, order or contract term affecting the collective bargaining rights of employees, equal opportunity in employment, or employee health, safety, welfare, or wages and hours. The Company is not a party to any suits or administrative claims involving sexual harassment or discrimination and the Stockholders have no actual knowledge that any such claims are pending or threatened.

                           (d)  The   Company   (i)  is  not  a  party   to  any
"multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) the Company has not, at any time on or after April 29, 1980, suffered or caused any "complete withdrawal" or "partial withdrawal" (as those terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on its part.

                           (e) With respect to any and all Employee  Plans which
the Company may previously have maintained or sponsored, such Employee Plans were administered in compliance in all material respects with all applicable statutes, rules and regulations.

                           (f) Except as listed in  Schedule  4.17,  the Company
does not maintain any medical, health, life or other employee benefit insurance programs or any welfare plans (within the meaning of Section 3(l) of ERISA) for the benefit of any current or former employees, and, except as required by statute or governmental regulation, the Company does not have any liability, fixed or contingent, for health or medical benefits to any former employee.

                  4.18 No Breach of Statute, Decree or Other Instrument. Except as set forth on Schedule 4.18, neither the execution and delivery of this Agreement by the Stockholders , nor the performance of or compliance with the terms and provisions of this Agreement on the part of the Company and/or the Stockholders , will violate or conflict with any term of the Articles of Incorporation or By-Laws of the Company or constitute a material breach or violation of any statute, law, rule or regulation of any governmental authority affecting the Company, or will at the Closing Date conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any judgment, order, award, injunction, decree, contract, lease, agreement, indenture or other instrument to which the Company or the Stockholders are a party or by which the Company or the Stockholders are bound. No consent, authorization or approval of or filing with any governmental authority or agency, or any third party, will be required on the part of the Company or the Stockholders in connection with the consummation of the transactions contemplated hereby. To the best of the Stockholders' knowledge, the Company will not be required, whether by law, regulation or administrative practice, to reapply for or refile to obtain any of the material licenses, permits or other authorizations presently held by the Company and required for the operation of its business as conducted on the date hereof

                  4.19     Compliance   with  Laws.  The   representations   and
warranties contained in this Section 4.19 relate to matters other than "Environmental Laws," which are covered by Section 4.24 below.

                           (a) The Company is, and has been at all times  during
the three (3) year period prior to the date hereof, in compliance, in all material respects, with all domestic, foreign, federal, state, local and municipal laws and ordinances and governmental rules and regulations, and all requirements of insurance carriers, applicable to its business, affairs, properties or assets.

                           (b)  The  Company  has not  received  any  notice  of
default or violation, nor is the Company in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets. The Company has not received any written notice of or been charged with, and is not, to the best of the Stockholders' knowledge, under investigation with respect to, any violation of any provision of any federal, state, local, municipal or other law or administrative rule or regulation, domestic or foreign, relating to any aspect of the Company's business, affairs, properties or assets, which violation would have a material adverse effect on the business, financial condition or results of operations of the Company.

                  4.20 Litigation. Except as disclosed on Schedule 4.20 hereto, there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation pending, or to the best knowledge of the Stockholders threatened, by or against the Company or any of its assets or properties. The Stockholders are not aware of any state of facts, events, conditions or occurrences which would properly constitute grounds for or the basis of any meritorious suit, action, arbitration, proceeding or investigation against or with respect to the Company.

                  4.21 Patents, Licenses and Trademarks. Except as set forth on Schedule 4.21, there are no (a) patents, patent applications, copyright registrations and applications, registered trade names, and trademark registrations and applications, both domestic and foreign, which are presently owned, filed or held by the Company and/or the Stockholders or any of the Company's directors, officers or employees and which in any way relate to or are used in the business of the Company; (b) licenses, both domestic and foreign, which are owned or controlled by the Company or the Stockholders and/or any of the Company's directors, officers or employees and which in any way relate to or are used in the business of the Company; or (c) franchises, licenses and/or similar arrangements granted to the Company by others and/or to others by the Company (collectively, "Intellectual Property"). The Stockholders do not own personally or through any Affiliate of the Stockholders (other than the Company) any such Intellectual Property.

                  4.22 Transactions with Affiliates. No material asset employed in the business of the Company is owned by, leased from or leased to the Stockholders, any of the Stockholders' Affiliates, any member of the Stockholders' family or any partnership, corporation or trust for their benefit, or any other officer or director of the Company or any Affiliate of the Company.

                  4.23 Bank Accounts. Annexed hereto as Schedule 4.23 is a correct and complete list of all bank accounts and safe deposit boxes maintained by or on behalf of the Company, with indication of all persons having signatory, access or other authority with respect thereto.

                  4.24     Environmental Matters.

                           (a) As used  in  this  Section  4.24:  (i)  the  term
"Environmental Laws" means all federal, state and local laws, statutes, regulations, permits, orders, ordinances, codes, rules and other governmental restrictions, requirements and duties, including common law, relating to the treatment, storage, disposal or release of air pollutants, water pollutants or processed waste water or otherwise relating to human health, the environment or hazardous substances, including but not limited to the Federal Solid Waste Disposal Act; the Federal Clean Air Act (including, without limitation, the

Clean Air Act Amendments of 1990); the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Federal Toxic Substances Control Act; the Federal Resource Conservation and Recovery Act of 1976; the National Environmental Policy Act; the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and similar state laws, all amendments to any of the foregoing statutes, and all regulations promulgated by any federal or state agencies, including the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereinafter in effect; (ii) the terms "hazardous substances", "release", "respond", "response", and all variations and derivatives thereof shall mean and include, without limitation, all radioactive materials, asbestos and asbestos-containing materials, PCB's, petroleum products and by-products, all solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant or animal health, and all substances defined or listed as "hazardous substances", "toxic substances", "hazardous waste", "toxic pollutants" in, or otherwise regulated under any Environmental Law, including, without limitation, the meanings ascribed to them in CERCLA.

                           (b)  The  Company  has  not  received  notice  of any
pending or threatened litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of the Company, (ii) asserts or alleges that the Company is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, or (iii) asserts or alleges that the Company is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Company. The Company is not subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the best of the Stockholders' knowledge, the Company has not been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws. The Company is not a participant in, nor does the Stockholders have actual knowledge of, any governmental investigation involving the Company Facility or any other real estate now or heretofore owned or leased by the Company.

                           (c)  Neither  the  Company  nor,  to the  best of the
Stockholders' knowledge, any other person, firm, corporation or governmental entity has caused or permitted any hazardous substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at any real estate now or heretofore leased by the Company, which materials, if known to be present, may reasonably be expected owned or to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

                           (d) To the best of the Stockholders' knowledge, there
are not now nor have there ever been, any tanks or other storage facilities on, under or at any real estate now or heretofore owned or leased by the Company which contain or contained hazardous substances or other materials which, if known to be present in soils or ground water, may reasonably be expected to require or authorize cleanup, removal or other remedial action under any Environmental Laws.

                           (e) To the best of the Stockholders'  knowledge,  the
Company has in full force and effect all material permits, licenses and approvals required to be maintained under any Environmental Laws applicable to the Company or the Company Facility.

                           (f) The  Stockholders are not aware of any monitoring
and testing equipment and records which are legally required to assess environmental compliance in accordance with Environmental Laws, and there are no conditions presently existing at any real estate currently occupied by the Company which would subject the Company to any damages, penalties, cleanup costs or other liability under Environmental Laws, or which may reasonably be expected to require cleanup, removal, remedial action or other response under any applicable Environmental Laws.

                  4.25 Investment Decision. With respect to the receipt of Commodore Common Stock, the Stockholders have obtained all such information as the Stockholders have required in order to make an informed decision with respect to the acceptance of an investment in such securities.

                  4.26 Schedules Incorporated by Reference. The making of any recitation in any Schedule hereto shall be deemed to constitute a representation and warranty that such recitation is an accurate statement and disclosure of the information required by the corresponding Section(s) of this Agreement, as, to the extent, and subject to the qualifications and limitations, set forth in such corresponding Section(s).

                  4.27 Disclosure and Duty of Inquiry. Commodore is not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Stockholders in this Agreement. The Stockholders representations and warranties herein shall not be affected by any information which may come to the attention of Commodore during the course of any investigation heretofore or hereafter made.

         5.       REPRESENTATIONS AND WARRANTIES OF COMMODORE.
                  --------------------------------------------

                  Commodore hereby represents and warrants to the Stockholders as follows:

                  5.1 Organization, Good Standing and Qualification. Commodore is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

                  5.2 Valid and Binding Agreement. This Agreement and, when executed and delivered by Commodore on the Closing Date, each of the "Transaction Documents" (as hereinafter defined), constitute and will constitute the legal, valid and binding obligations of Commodore, enforceable against Commodore in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

                  5.3 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by Commodore, nor compliance with the terms and provisions of this Agreement or the Transaction Documents on the part of Commodore, will: (a) violate the Certificate of Incorporation or By-Laws of Commodore, or any statute or regulation of any governmental authority, domestic or foreign, which affects and is material to the business of Commodore; (b) require the issuance to Commodore of any authorization, license, consent or approval of any federal or state governmental agency; or (c) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, note, indenture, loan agreement or other agreement or instrument to which Commodore is a party, or by which Commodore is bound, or constitute a default thereunder.

                  5.4 Public Filings. Except as set forth on Schedule 5.6, since June 1996 Commodore has timely made all filings of all periodic reports with the SEC required to be made under the Securities and Exchange Act of 1934, as amended, including, without limitation, all Form 10-K, Form 10-Q and Form 8-K filings (the "1934 Act Reports"). The information contained in all such 1934 Act Reports and in Commodore's Form S-3 Registration Statement currently being reviewed by the SEC are complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state therein any such material fact or circumstance required to make the statements contained therein not misleading in any material respect.

                  5.5 Disclosure and Duty of Inquiry. The Stockholders are not and will not be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by Commodore in this Agreement. Commodore's representations and warranties herein shall not be affected by any information which may come to the attention of the Stockholders during the course of any investigation heretofore or hereafter made.

                  5.6 Investment Decision. Prior to the Closing Date, Commodore and its representatives shall have had an opportunity to conduct and shall have conducted a full and complete due diligence investigation of the Assets, Assumed Liabilities, business, financial condition and prospects of the Core Business of the Company (the "Due Diligence Investigation"), and shall have obtained all such information as Commodore has deemed appropriate in order to make an informed decision with respect to the consummation of the transactions contemplated by this Agreement and the Exhibits hereto.

                  5.7 No Material Adverse Change. Since the date of Commodore's filing of its Form 10-K for its fiscal year ended December 31, 1999, there has been no material adverse change in the business, financial condition, results of operations or prospects of Commodore and its Subsidiaries, when taken as a consolidated whole, except as otherwise expressly referred to or reflected in the 1934 Act Reports referred to in Section 5.4 above.

         6.       THE STOCKHOLDERS' OBLIGATIONS BEFORE THE CLOSING DATE.
                  ------------------------------------------------------

                  The Stockholders each covenant and agree that, from the date hereof until the Closing Date:

                  6.1 Access to Information. In order to assist Commodore in the conduct of its due diligence investigation, the Company and the
Stockholders shall permit Commodore and its counsel, accountants and other representatives, upon reasonable advance notice to the Company, during normal business hours and without undue disruption of the business of the Company, to have reasonable access to all properties, books, accounts, records, contracts, documents and information relating to the Company, including (without limitation) to permit any accountants, attorneys or other professionals selected by Commodore to perform a review (including access to accountants' work papers) of the Historical Financial Statements. Commodore and its representatives shall also be permitted to freely consult with the Company's counsel and accountants concerning the Business of the Company, and, following delivery of Financing Commitments acceptable to the Stockholders, to conduct interviews with employees, customers and suppliers of the Company. In addition, the Stockholders will assist Commodore in connection with attending meetings, making presentations to, and having consultations with prospective financing sources; provided, that such assistance shall (a) not obligate the Stockholders to attend meetings at times or places that would interfere with their operation of the Business, and (b) not be construed in any manner to obligate the Company or the Stockholders, or either of them, to incur any personal liability or expense.

                  6.2 Conduct of Business in Normal Course. The Company shall carry on its business activities in substantially the same manner as heretofore conducted, and shall not make or institute any unusual or novel methods of service, sale, purchase, lease, management, accounting or operation that will vary materially from those methods used by the Company as of the date hereof, without in each instance obtaining the prior written consent of Commodore. Without limitation of the foregoing, the Company shall not make any payments in violation of Section 4.7(a) above.

                 6.3       Preservation  of  Business  and  Relationships.   The
Company shall, without making or incurring any unusual commitments or expenditures, use its best efforts to preserve its business organization intact and to preserve its present relationships with referral sources, clients, customers, suppliers and others having business relationships with it.

                  6.4 Maintenance of Insurance. The Company shall continue to carry its existing insurance, to the extent obtainable upon reasonable terms.

                  6.5 Corporate Matters. The Company shall not, without the prior written consent of Commodore:

                           (a) amend its Articles of Incorporation or By-Laws;

                           (b) issue any shares of its capital stock;

                           (c)  issue  or  create  any  warrants,   obligations,
subscriptions, options, convertible securities or other commitments under which any additional shares of its capital stock might be directly or indirectly issued;

                           (d) amend,  cancel or modify in any material  respect
any Material Contract or enter into or modify any material new agreement, commitment or transaction, except in each case in the ordinary course of business;

                           (e) pay,  grant or authorize any salary  increases or
bonuses except in the ordinary course of business and consistent with past practice, or enter into any employment agreement, consulting agreement, management agreement or Employee Plan;

                           (f)  make  any  change  in  its   senior   management
personnel;

                           (g) except  pursuant to  commitments in effect on the
date hereof and/or within the Company's 1999 capital expenditure budget (to the extent disclosed in Schedule 6.5 annexed hereto), make any capital expenditure(s) or commitment(s), whether by means of purchase, lease or otherwise, or any operating lease commitment(s), in excess of $20,000 in the aggregate;

                           (h) sell,  assign or dispose of any capital  asset(s)
with a net book value in excess of $10,000 as to any one item, or $50,000 in the aggregate;

                           (i)  materially  change its method of  collection  of
accounts or notes receivable, accelerate or slow its payment of accounts payable, or prepay any of its obligations or liabilities, other than prepayments to take advantage of trade discounts not otherwise inconsistent with or in excess of historical prepayment practices',

                           (j) incur any liability or  indebtedness  except,  in
each instance, in the ordinary course of the Business;

                           (k)  subject any of its assets or  properties  to any
further liens or encumbrances, other than Permitted Liens;

                           (l) forgive any liability or indebtedness  owed to it
by the Stockholders or any of his Affiliates;

                           (m)  enter  into  any  material  contracts  with  the
Stockholders or any key employees; or

                           (n)  agree to do, or take any  action in  furtherance
of, any of the foregoing.

         7.       ADDITIONAL AGREEMENTS OF THE PARTIES.
                  -------------------------------------

                  7.1 Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon Commodore under applicable state or federal securities or antitrust laws, it is expressly understood and agreed by Commodore, the Company and the Stockholders that (a) this Agreement, the Schedules hereto, and the conversations, negotiations and transactions relating hereto and/or contemplated hereby, and (b) all financial information, business records and other non-public information concerning the Company or Commodore which any of Commodore, the Company and the Stockholders or their respective representatives has received or may hereafter receive, shall be maintained in the strictest confidence by Commodore, the Company and the Stockholders and their respective representatives, and shall not be disclosed to any person that is not associated or affiliated with any of Commodore, the Company and the Stockholders and involved in the transactions contemplated hereby, without the prior written approval of the Stockholders or Commodore, as applicable. Notwithstanding the foregoing, Commodore may disclose confidential information to prospective financing sources; provided, such financing sources execute and deliver to the Company a separate confidentiality agreement in substantially the form of Schedule 7.1 annexed hereto The provisions of this Section 7.1 shall not be applicable to disclosures required to be made to third parties pursuant to subpoenas or court orders. The parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of the Company or Commodore. In the event that the transactions contemplated hereby shall not be consummated for any reason, each of Commodore, the Company and the Stockholders covenant and agree that neither they nor their respective representatives shall retain any documents, lists or other writings which they may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of themselves or their representatives, shall be returned to the original source of the material at issue).

                  7.2      Commodore's Option and Repurchase Obligation.

                  Notwithstanding anything to the contrary, express or implied, contained in this Agreement or in any exhibit hereto, with respect to up to an aggregate of ten million five hundred thousand (10,500,000) shares of the Acquisition Stock, the following provisions of this Section 7.2 shall apply:

                           (a) Option to Purchase.  Commodore is hereby granted,
upon the terms and subject to the conditions hereinafter set forth, an option (the "Option"), exercisable at any time or from time to time during the "Option Period" (as hereinafter defined), to purchase any or all of the ten million five hundred thousand (10,500,000) shares of Acquisition Stock at the "Repurchase Price" (as hereinafter defined), all upon the terms and conditions set forth below. Notwithstanding the foregoing, or any other provision of this Section 7.2, in addition to (and not in lieu of) their rights to terminate the entire Option pursuant to the provisions of Section 7.2(a)(vii) below, the Stockholders may at any time on or prior to Commodore's exercise of the entire Option and payment of the full Repurchase Price for all shares of the Acquisition Stock, elect to withhold from the Option and retain all or any part of up to one million (1,000,000) of the shares of Commodore Common Stock included in the Acquisition Stock (such 1,000,000 shares of Acquisition Stock subject to retention by the Stockholders being referred to herein as the "Additional Commodore Stock"). The shares of Acquisition Stock which are subject to the Option are hereinafter sometimes referred to herein as the "Repurchase Shares."

                                    (i) The aforesaid Option shall commence upon
         the effective date of the Acquisition and, to the extent not exercised, shall terminate one (1) year from the Closing Date (the "Anniversary Date"), unless sooner terminated as provided in clause (vii) of this
         Section 7.2(a) (the "Option Period"). Commodore shall have the right to purchase the Repurchase Shares on any one or more occasions during the Option Period.

                                    (ii) On each occasion that  Commodore  shall
         elect to exercise the Option, whether in whole or in part, it shall deliver to the record owners of the Repurchase Shares, not less than twenty-four (24) hours and not more than thirty (30) days prior written notice of exercise (the "Exercise Notice"); provided, that the final Exercise Notice shall be given not later than thirty (30) days prior to the expiration of the Option Period.

                                    (iii) On each occasion that Commodore  shall
         elect to exercise its Option, it shall pay to the record owners of the Repurchase Shares a purchase price, for each of the Repurchase Shares set forth in the Exercise Notice, which shall be equal to the greater of (i) one and 50/100 dollars ($1.50) or (ii) sixty-five (65%) percent of the average of the closing prices of Commodore Common Stock, as traded on the American Stock Exchange, Inc., The Nasdaq Stock Market, Inc., the New York Stock Exchange, Inc. (collectively a "National Securities Exchange"), as reported in The Wall Street Journal, Eastern Edition, for the three (3) trading days immediately prior to the date of each scheduled payment of such Repurchase Price (the "Repurchase Price").

                                    (iv)   Against   receipt   by  it  of  stock
         certificates evidencing such Repurchase Shares, duly endorsed for transfer, Commodore shall pay in full, in cash to the appropriate record owners of the Repurchase Shares, the Repurchase Price for all Repurchase Shares set forth in each Exercise Notice on a date which shall be not later than thirty (30) days following the date of such Exercise Notice. If, for any reason (other than a record owner's failure to timely deliver to Commodore stock certificates evidencing such Repurchase Shares, duly endorsed for transfer), Commodore shall fail or refuse on any one occasion to make timely payment in full of the Repurchase Price, the Option Period and the Option shall immediately terminate.

                                    (v) On each  occasion that  Commodore  shall
         elect to exercise the Option, it shall deliver the Exercise Notice to each record owner of the Repurchase Shares and shall exercise the Option and pay the Repurchase Price, on a pro-rata basis as among all such record owners of Repurchase Shares, based upon the amount by which the number of Repurchase Shares owned by each record owner bears the aggregate number of outstanding Repurchase Shares.

                                    (vi) The Stockholders shall, and shall cause
         the other holders of the Repurchase Shares to fully cooperate with Commodore and its designated assignees in connection with the timely delivery of certificates evidencing the appropriate number of Repurchase Shares to be repurchased pursuant to each Exercise Notice, duly endorsed by the holder for transfer or accompanied by duly executed stock powers with signatures appropriately notarized or guaranteed. In such connection, on the Effective Date, the Stockholders and each other holder of Repurchase Shares shall deliver to Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, as custodian, certificates evidencing all Repurchase Shares, and such custodian, as securities counsel to Commodore shall delivery appropriate instructions to the Commodore transfer agent on each occasion that Repurchase Shares are to be delivered upon each full or exercise of the Option.

                                    (vii) The Option  Period set forth in clause
         (i) of this Section 7.2(a) shall automatically terminate, without any further action on the part of any Person, prior to the Anniversary Date and thereafter the Option shall be null and void, if Commodore or the Company shall fail to fully perform on a timely basis any of the "Obligations" (as that term is defined in Section 7.2(d) below). In addition, and notwithstanding the grant of the Option hereunder, the Stockholders may, upon three (3) days prior written notice to Commodore terminate the Option as to all Repurchase Shares at any time prior to the Anniversary Date; provided, that if the Stockholders (acting on behalf of themselves and the other holders of the Repurchase Shares) shall so elect to voluntarily terminate the Option, the Repurchase Obligation described in Section 7.2(b) below shall similarly terminate as of the date of such voluntary termination of the Option by the Stockholders.

                           (b) Obligation to Repurchase  the Repurchase  Shares.
Notwithstanding anything to the contrary, express or implied, contained in this Agreement, and as material consideration to induce the Stockholders to amend and restate the Prior Asset Agreement, Commodore hereby irrevocably and unconditionally covenants and agrees to purchase from the record owners of the Repurchase Shares, by a date which shall be not later than the Anniversary Date, at the Repurchase Price set forth in this Section 7.2(b), a sufficient number of the Repurchase Shares, so as to provide the record owners of the Repurchase Shares by the Anniversary Date with cash payments which shall aggregate not less than Fourteen Million Five Hundred Thousand ($14,500,000) Dollars, inclusive of payments made upon the prior exercise(s) by Commodore of the Option set forth in
Section 7.2(a) above. The foregoing covenant and agreement of Commodore is herein referred to as the "Repurchase Obligation." The Repurchase Obligation of $14,500,000 shall be inclusive of stated interest thereon at the rate of 6.37% per annum; which interest shall be payable on the Anniversary Date, together with payment of the "Repurchase Balance" (as that term is hereinafter defined). Such Repurchase Obligation shall be discharged by Commodore, as follows:

                                     (i)  On  the  Anniversary   Date,   against
         delivery of the appropriate number of Repurchase Shares duly endorsed for transfer, Commodore shall make payment to the record owners of the Repurchase Shares (on a pro-rata basis as among all such record owners of Repurchase Shares, based upon the amount by which the number of Repurchase Shares owned by each record owner bears the aggregate number of outstanding Repurchase Shares) of an aggregate amount as shall equal
         (A) Fourteen Million Five Hundred Thousand  ($14,500,000) Dollars, less
         (B) the aggregate payments previously made at the applicable Repurchase Prices to such record owners or their predecessors upon exercise of the Option set forth in Section 7.2(a) above (the "Repurchase Balance").

                                     (ii) The number of Repurchase  Shares to be
         delivered to Commodore, in exchange for its payment of the Repurchase Balance, shall be determined by dividing the Repurchase Balance by the Repurchase Price set forth below in clause (iii) of this Section 7.2(b).

                                     (iii) For purposes of this Section  7.2(b),
         the Repurchase Price for each of the Repurchase Shares shall be equal to the greater of (i) one and 50/100 dollars ($1.50) or (ii) sixty-five (65%) percent of the average of the closing prices of Commodore Common Stock, as traded on a National Securities Exchange, as reported in the Wall Street Journal, for the three trading days immediately prior to the Anniversary Date.

                                     (iv)  If,  for  any  reason  (other  than a
         record owner's failure to timely deliver to Commodore stock certificates evidencing such Repurchase Shares, duly endorsed for transfer), Commodore shall fail or refuse to make payment in full of the Repurchase Balance with thirty (30) days after the Anniversary Date, the Stockholders, may on behalf of themselves and all other record owners of the Repurchase Shares, in addition to and not in lieu of all of their remedies at law, exercise all of their rights and remedies contemplated by Section 7.2(d) below and Exhibit D annexed hereto.

                           (c)  Acknowledgements  and  Additional  Agreements of
Commodore. Commodore acknowledges that, but for the Repurchase Obligation set forth in Section 7.2(b) above and its agreement to provide collateral security for the payment and performance of such Repurchase Obligation, and without the immediately following covenant by Commodore, the Stockholders would not have entered into this Agreement and would have terminated all transactions and other relationships with Commodore. Accordingly, Commodore does hereby agree that if, following the Closing Date, a petition is filed by or against Commodore and/or any of its Subsidiaries (collectively, the "Commodore Group") commencing a case under the United States Bankruptcy Code or if Commodore or any of the other members of the Commodore Group shall become the subject of any insolvency, bankruptcy, receivership, readjustment of debt, dissolution, reorganization , liquidation or similar proceeding, under state or federal law, the Stockholders and the other holders of Repurchase Shares will be immediately and absolutely entitled to, and each member of the Commodore Group hereby consents to, the relief specified in clauses (i), (ii) and (iii) below, singly, alternatively or cumulatively, and each member of the Commodore Group agrees that it will not object to, contest or oppose any motion, application, complaint or other proceeding by the Stockholders (acting on behalf of themselves and any other holders of the Repurchase Shares), to obtain such relief, and each member of the Commodore Group will take all actions necessary to enable the Stockholders and other holders of Repurchase Shares to obtain the following relief:

                                     (i) the  Stockholders and the other holders
         of Repurchase Shares shall be entitled to the immediate termination of the automatic stay imposed by Section 362 of the Bankruptcy Code to enable any of them to exercise all of their rights and remedies under this Agreement, the Pledge Agreement annexed hereto as Exhibit D and applicable law;

                                     (ii) the Stockholders and the other holders
         of the Repurchase Shares shall be entitled to the immediate dismissal of such case pursuant to Section 305(a)(1) of the Bankruptcy Code (with attorneys' fees and other costs), and Commodore and each other member of the Commodore Group agree that such dismissal will be in the interest of creditors and themselves; and

                                     (iii)  the   Stockholders  and  each  other
         holder of Repurchase Shares shall be entitled to the immediate dismissal of such case under Section 1112(b) of the Bankruptcy Code for cause, and Commodore and each other member of the Commodore Group agree that the filing of such case by any of them shall per se be deemed to have been commenced in bad faith and solely for the improper purpose of impeding the exercise of the rights and remedies of the Stockholders and other holders of Repurchase Shares with attendant unnecessary delay and needless cost.

                  In addition to (and not in lieu) of the foregoing, each of Commodore and all other members of the Commodore Group do hereby irrevocably and unconditionally covenant and agree:

                  (A) to waive any and all equitable defenses to the exercise of the rights and remedies of the Stockholders and the other holders of Repurchase Shares set forth in this Section 7.2 and in the Pledge Agreement annexed hereto as Exhibit D, including, without limitation, the equitable defense of forfeiture; and

                  (B) that the rights and remedies of the Stockholders and other holders of Repurchase Shares which are set forth in this Section 7.2 and in the Pledge Agreement annexed hereto as Exhibit D shall not be subject to pro ration

                           (d) Collateral to Secure  Obligations.  As collateral
to secure payment and performance by Commodore and/or the Company of (i) the obligation of Commodore to hold the Commodore Stockholders Meeting and obtain Final Commodore Stockholders Approval, as contemplated by Section 7.12 below,
(ii) the full and timely payment of the entire Repurchase Obligation with respect to the Repurchase Shares, (iii) Commodore's obligations under the Make

Whole Agreement, (iv) the obligation of the Company to make full and timely payments of all quarterly installments of Company Cash Flow Payments of Company Cash Flow, as defined and provided in Section 2.5 hereof, up to and including the first Ten Million ($10,000,000) Dollars of such Company Cash Flow Payments which are due and payable in quarterly installments through December 31, 2003, and (v) the obligations of each of Commodore and the Company to duly perform all of its and their respective covenants, agreements and undertakings which are set forth in Section 14.4 and Section 14.5 of this Agreement (collectively, the "Obligations"), on the Effective Date, and in addition to the Acquisition Stock which shall serve as collateral for the Repurchase Obligations, Commodore shall pledge to the Stockholders all, and not less than all, of the shares of Majority Company Stock (the "Pledged Shares") pursuant to the terms of the Pledge and Security Agreement annexed hereto as Exhibit D and made a part hereof (the "Pledge Agreement").

                  7.3 Employment Agreements. On the Closing Date, the Company and each of Russell and Speciale shall enter into a five-year employment agreement in the form of Exhibit "E" annexed hereto (collectively, the "Employment Agreements").

                  7.4 Non-Competition Agreement. On the Closing Date, Commodore, the Company and each of the Stockholders shall enter into a five-year non-competition and nondisclosure agreement in the form of Exhibit "F" annexed hereto (the "Non-Competition Agreement").

                  7.5      Dividends  and  Distributions;   Tax  Accounting  and
Payments.

                           (a)  It is  expressly  acknowledged,  understood  and
agreed by Commodore that the Stockholders shall have the absolute right to cause the Company to distribute to the Stockholders in cash all of the earnings, profits and income before application of federal income taxes, earned by the Company for all periods from January 1, 1999 through and including the Closing Date (the "Cash Distributions"). Notwithstanding the foregoing, following the date hereof and through the Closing, the Stockholders (i) shall cause the Company to retain sufficient cash to pay all of its obligations incurred in the ordinary course of business, (ii) shall not accelerate the collection of accounts receivables or delay the payment of accounts payables, and (iii) shall, in good faith, cause the Company to retain sufficient cash reserves as at the Closing Date to pay ordinary anticipated business expenses. Not less than ten
(10) day prior to the Closing, the Stockholders shall submit to Commodore a schedule of all Cash Distributions paid and which shall be paid to the Stockholders prior to the Closing Date.

                           (b) The parties  hereby  confirm and consent that the
Company's income in respect of the fiscal year in which the Closing Date occurs shall not be prorated as between the Stockholders (on the one hand) and Commodore (on the other hand), but shall be determined based on actual income for that portion of the current fiscal year through the Closing Date and for that portion of the current fiscal year subsequent to the Closing Date, with the Company having been deemed to have closed its books for these purposes on and as of the Closing Date. The amounts required to be paid by the Stockholders as taxes in respect of the Stockholders' allocable share of the net income of the Company during the period from (i) January 1, 1999 through December 31, 1999, and (ii) for the period from January 1, 2000 through the Closing Date are collectively referred to herein as the "Tax Obligations."

                           (c)  In   the   event   that   the   aggregate   Cash
Distributions which shall have been made to the Stockholders from the date of this Agreement through the Closing Date Company shall, for any reason, not be sufficient to enable the Stockholders to satisfy the Stockholders' Tax Obligations, then, in order to enable the Stockholders to pay the balance, if any, of such Tax Obligations, not later than ninety (90) days after the Closing Date, Commodore shall pay, arrange to pay, or cause the Company to pay, to the Stockholders an amount equal to:

                                     (i) that  percentage  of the net  income of
         the Company from January 1, 1999 through the Closing Date equal to the highest combined marginal federal and state personal income tax rate, minus

                                     (ii) the aggregate Cash  Distributions,  if
         any, which have been previously distributed by the Company to the Stockholders between the date of this Agreement and the Closing Date.

                  7.6 No Shopping. Prior to any valid termination of this Agreement pursuant to Section 11 below, neither the Stockholders nor any of the Stockholders' representatives (nor any officers, directors, affiliates or representatives of the Company) will solicit or otherwise entertain any offers or inquiries, or negotiate with or enter into any discussions, commitments, agreements or understandings with any person, firm or entity (other than Commodore) in respect of any sale or disposition in any manner of any capital stock, assets or business (or any material portion thereof) of the Company or any other transaction which, if consummated, would frustrate the intent of this Agreement.

                  7.7 Non-Interference. None of the parties shall cause to occur any act, event or condition which would cause any of their respective representations and warranties made in this Agreement to be or become untrue or incorrect in any material respect as of the Closing Date, or would interfere with, frustrate or render unreasonably expensive the satisfaction by the other party or parties of any of the conditions precedent set forth in Sections 8 and 9 below.

                  7.8 Key Employee Agreements. On or before the Closing, the Company shall enter into long-term (not less than three years) employment and non-competition agreements with those key employees of the Company listed on
Schedule 7.8 annexed hereto (the "Key Employees"); all upon such terms and conditions as shall be mutually acceptable to Commodore and the Stockholders.

                  7.9 Commodore Stock Options. Prior to the Effective Date, each of the Stockholders and Commodore shall establish a Commodore stock option program for employees of the Company (including the Key Employees) who shall be designated by the Stockholders, all upon such terms and conditions as shall be mutually acceptable to the Stockholders and the board of directors and compensation committee of Commodore.

                  7.10     Registration  Rights Agreement.  On the Closing Date,
Commodore and each of the Stockholders shall enter into a registration rights agreement in the form of Exhibit "G" annexed hereto (the "Registration Rights Agreement").

                  7.11 Make Whole Agreement. On the Closing Date, Commodore shall execute and deliver to and each of the Stockholders an agreement in the form of Exhibit "C" annexed hereto (the "Make Whole Agreement").

                  7.12 Commodore Stockholders Meeting. Immediately following the date of execution of this Agreement, Commodore shall take all steps necessary to call a the Commodore Stockholders Meeting. In such connection, Commodore shall promptly prepare and file with the SEC a proxy statement under
Section 14A of the Securities Exchange Act of 1934, as amended, containing therein all requisite disclosures concerning the Company, the Acquisition and the transactions contemplated hereby (the "Commodore Proxy Statement"), and shall use its best efforts to cause such Commodore Proxy Statement to be declared effective by the SEC as soon as practicable following the date of this Agreement. Commodore does hereby covenant and agree that (a) the Commodore Stockholders Meeting shall take place in New York City as soon as practicable following SEC approval of the Commodore Proxy Statement, and (b) Final Commodore Stockholders Approval shall have been received on a date which shall be not later than November 15, 2000.

                  7.13 Minority Company Stock Option Agreement. On the Closing Date, the Stockholders and Commodore shall have executed and delivered the Minority Company Stock Option Agreement in the form of Exhibit H annexed hereto, pursuant to which Minority Company Stock Option Agreement (a) the Stockholders shall grant to Commodore the Minority Company Stock Option, and (b) in consideration for the grant of such Minority Company Stock Option, Commodore shall issue to the Stockholders, in equal amounts, an aggregate of five million (5,000,000) shares of the Commodore Option Stock.

                  7.14     Irrevocable  Proxy  from CXI  Majority  Stockholders.
Simultaneous with the execution and delivery of this Agreement, the CXI Majority Stockholders shall have executed and delivered to the Stockholders, an irrevocable proxy coupled with an interest, pursuant to which the CXI Majority Stockholders shall grant to the Stockholders, acting jointly, an irrevocable proxy, coupled with an interest, to vote all shares of Commodore Common Stock owned of record by the CXI Majority Stockholders IN FAVOR of this Agreement, the Acquisition and the transactions contemplated hereby, at the Commodore Stockholders Meeting or any adjournment or adjournments thereof.

                  7.15 Authorization of Agreement. The execution, delivery and performance by Commodore of this Agreement, the Certificate of Acquisition, the Make Whole Agreement, the Pledge Agreement, the Non-Competition Agreement, the Employment Agreements, the Registration Rights Agreement and the Minority Company Stock Option Agreement and the other related Exhibits hereto and thereto (collectively, the "Transaction Documents") and the consummation of the Acquisition, delivery of stock certificates and instruments evidencing the Acquisition Stock, the Commodore Option Stock and the Commodore Warrant, and the all of other transactions contemplated by this Agreement (a) has been duly and validly authorized and approved by the Board of Directors of Commodore in all respects, and (b) shall be duly and validly authorized, approved and ratified by the stockholders of Commodore at the Commodore Stockholders Meeting and Final Commodore Stockholders Approval shall have been received by not later than November 15, 2000.

                  7.16 Lock-Up Agreement. Each of the Stockholders and the Company do hereby covenant agree (on behalf of themselves and all other holders of the Commodore Securities described herein) that, without the prior written approval of Commodore, they will not sell, transfer, pledge, hypothecate or assign (collectively, "Transfer") any of the 16,500,000 shares of Commodore Common Stock, comprising the Acquisition Stock, Commodore Option Stock or the shares of Commodore Common Stock issuable upon exercise of the Commodore Warrants (collectively, the "Commodore Securities") for a period of thirteen
(13) months from the Closing Date; provided, that the covenants and agreements of the Stockholders and the Company set forth in this Section 7.16 (the "Lock Up Agreement") shall automatically terminate and thereafter be without further force or effect in the event that the Option set forth in Section 7.2(a) shall automatically terminate or be voluntarily terminated prior to the Anniversary Date for any of the reasons set forth in Section 7.2(a)(vii) of this Agreement.

         8.       CONDITIONS PRECEDENT TO COMMODORE'S PERFORMANCE.
                  ------------------------------------------------

                  The obligations of Commodore to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Effective Date, of all the following conditions, any one or more of which may be waived in writing by Commodore:

                  8.1 Accuracy of Representations and Warranties. All representations and warranties made by the Stockholders in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to Commodore under this Agreement shall be true and correct in all material respects on and as of the Effective Date as though such representations and warranties were made on and as of that date.

                  8.2 Performance. The Stockholders and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Effective Date, including, without limitation, all covenants and agreements described in Article 7 of this Agreement.

                  8.3 Certification. Commodore shall have received a certificate, dated the Effective Date, signed by the Stockholders, certifying, in such detail as Commodore and its counsel may reasonably request, that the conditions specified in Sections 8.1 and 8.2 above have been fulfilled.

                  8.4 Good Standing Certificates. The Stockholders shall have delivered to Commodore a certificate or telegram issued by the Secretary of State of the State of Utah, evidencing the good standing of the Company in such jurisdiction as of a date not more than fifteen (15) days prior to the Closing Date.

                  8.5 Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or pertaining to the transactions contemplated by this Agreement or their consummation, shall be pending or threatened on the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the business, financial condition, operations or prospects of the Company, or impair the ability of the Stockholders to transfer and deliver to Commodore all of the Company Stock free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws).

                  8.6 Consents. All necessary disclosures to and agreements and consents of (a) Commodore's lenders, (b) any parties to any contracts and/or any licensing authorities which are material to the Company's business, and (c) any governmental authorities or agencies to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to Commodore.

                  8.7 Settlement of Affiliate Obligation. All debts, liabilities and other monetary obligations owed to the Company on the Closing Date by the Stockholders and/or any of the Stockholders' Affiliates shall have been fully paid to the Company in immediately available funds, such that no such Affiliate obligations shall be outstanding on and after the Closing Date.

                  8.8 Material Litigation. Between the date of this Agreement and the Effective Date, no litigation, arbitration or other legal proceeding shall have been brought by any third party seeking to enjoin the transfer of the Company Stock and the other transactions contemplated by this Agreement.

                  8.9 No Material Adverse Change. There shall not have occurred any event or condition which could materially and adversely affect the assets and properties, business, financial condition, results of operations or business prospects of the Company from those reflected in the Audited 1999 Financial Statements, or disclosed in this Agreement or the Schedules hereto, except for matters resulting from adverse changes in economic conditions affecting businesses and economic conditions in the United States generally.

                  8.10 Execution and Delivery of Exhibits. On or before the Effective Date, the Stockholders shall have executed and delivered to Commodore and the Company (as applicable) the Transaction Documents constituting Exhibits hereto.

                  8.11 Client Relationships. Prior to the Closing Date, no material client of the Company (accounting for 10% or more of budgeted revenues for fiscal 2000) shall have notified the Company of its intention to terminate the Company's services prior to the normal expiration of a contracted-for assignment.

                  8.12 Minimum 1999 Adjusted Pre-Tax Income. The Adjusted Pre-Tax Income of the Company for the fiscal year ending December 31, 1999 shall
be  not  less  than  Four  Million  ($4,000,000)   Dollars.

                  8.13 CXI Majority Stockholders Consent. The CXI Majority Stockholders, being the record holders of a majority of the currently outstanding shares of Commodore Common Stock shall have approved and ratified this Agreement, the Acquisition and the other transactions contemplated hereby.

                  8.14 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to Commodore and its counsel. The Stockholders shall have submitted to Commodore or its representatives for examination the originals or true and correct copies of all records and documents relating to the business and affairs of the Company which Commodore may have requested in connection with said transactions.

         9.       CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE STOCKHOLDERS.
                  ------------------------------------------------------------

                  The obligations of the Stockholders to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Effective Date, of all of the following conditions, any one or more of which may be waived in writing by the Stockholders.

                  9.1 Accuracy of Representations and Warranties. All representations and warranties made by Commodore in this Agreement and/or in any written statement delivered by Commodore under this Agreement shall be true and correct in all material respects on and as of the Effective Date as though such representations and warranties were made on and as of that date.

                  9.2 Performance. Commodore shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Commodore on or before the Effective Date, including without limitation, satisfaction of all of Commodore's covenants and agreements contained in Section 7 of this Agreement.

                  9.3 Certification. The Stockholders shall have received a certificate, dated the Effective Date, signed by Commodore certifying, in such detail as the Stockholders and their counsel may reasonably request, that the conditions specified in Sections 9.1 and 9.2 above have been fulfilled.

                  9.4 Resolutions. The Stockholders shall have received certified resolutions of the Board of Directors of Commodore in form reasonably satisfactory to counsel for the Stockholders , authorizing this Agreement and

Commodore's execution, delivery and performance of the Transaction Documents and all other actions to be taken by Commodore hereunder.

                  9.5 Receipt of Working Capital Financing. On or before the Effective Date, Commodore shall have arranged for not less than Five Hundred Thousand ($500,000) Dollars of additional cash working capital for the Surviving Corporation, and shall use its best efforts to obtain an additional One Million ($1,000,000) Dollars of cash working capital for the Surviving Corporation, as soon as practicable following the Effective Date.

                  9.6 Payments and Delivery of Exhibits. In addition to the payments and deliveries contemplated by this Agreement, on the dates specified in Section 2.6 hereof, the Stockholders and the Company shall have received duly executed certificates evidencing (a) the 9,500,000 shares of Acquisition Stock,
(b) the Commodore Warrants, (c) the 1,000,000 shares of Additional Commodore Common Stock, and (d) the 5,000,000 shares of Commodore Option Stock issuable under the Minority Company Stock Option Agreement, and duly executed original copies of the Make Whole Agreement, the Pledge Agreement, the Employment Agreements, the Non-Competition Agreements, the Registration Rights Agreement and the Minority Company Stock Option Agreement from Commodore and/or the Company, as relevant, and evidence that the Certificate of Acquisition has been duly filed and recorded with the Secretary of State of the State of Utah.

                  9.7 Dissolution of Dispute Resolution Limited. Dispute Resolution Limited, a Utah limited partnership of which KPMG owns 20% and the Company owns 80% shall have been terminated and dissolved.

                  9.8 Issuance of Acquisition Stock to the Company. On the dates set forth in Section 2.6 hereof, Commodore shall have issued and delivered to the Company an aggregate of One Million Five Hundred Thousand (1,500,000) shares of the Acquisition Stock to be issued to or allocate for the Persons designated below:

                           (a) an aggregate of 1,200,000 shares of Acquisition Stock shall be retained by the Company to represent the basis for future payments for certain employees listed on Schedule 9.8 annexed hereto in the event of exercise by Commodore of the Option or pursuant to payment of the Repurchase Obligation set forth in Section 7.2 hereof; and

                           (b) an aggregate of 300,000 shares of Acquisition Stock shall be retained by the Company to represent the basis for future payments to Arthur Berry & Company, Boise, Idaho, a business broker, and/or its designees.

                  9.9 Tax Opinion. On or before the Effective Date, the Stockholders shall have received from Greenberg Traurig, L.L.P., a favorable opinion in form and substance reasonably acceptable to the Stockholders, with respect to the tax implications of the Acquisition and the other transactions contemplated hereby (the "Tax Opinion").

                  9.10     Proceedings   and   Instruments   Satisfactory.   All
proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Stockholders and their counsel.

         10.      CLOSING.
                  --------

                  10.1 Place and Date of Closing. Unless this Agreement shall be terminated pursuant to Section 11 below, the Effective Date of the Acquisition and consummation of the other related transactions contemplated by this Agreement shall take place at the offices of Greenberg Traurig LLP, or such other location as shall be agreed upon by the parties, at 10:00 A.M. local time, on a date which shall be not later than August 31, 2000 or such later date as may be requested by either Commodore or the Stockholders, but not later than September 15, 2000, unless further extended by mutual written agreement of Commodore and the Stockholders (the "Outside Effective Date"). Notwithstanding the foregoing, for all purposes of this Agreement, provided that the Effective Date of the Acquisition shall have occurred by the Outside Effective Date, the parties hereto do hereby agree that the closing of the transactions contemplated by this Agreement (the "Closing"), including the retention of all profits, losses, assets and liabilities of the Company, shall be deemed to have occurred at 5:00 p.m. New York City Time, on August 29, 2000 (such date being referred to in this Agreement as the "Closing Date").

                  10.2 Actions at Closing. On the Effective Date, the parties shall make all payments and deliveries stated in this Agreement to be made at, on or prior to the Effective Date, as set forth herein.

         11.      TERMINATION OF AGREEMENT.
                  -------------------------

                  11.1 General. Notwithstanding the provisions of Section 10 above, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Date:

                           (a) by the mutual  written  consent of Commodore  and
the Stockholders;

                           (b) by Commodore,  or by the  Stockholders , if (i) a
material breach shall exist with respect to the written representations and warranties made by the other party, (ii) the other party shall take any action prohibited by this Agreement, if such actions shall or may have a material adverse effect on the Company or on Commodore, and/or the transactions contemplated hereby, and shall not fully remedy same within ten (10) days after written notice thereof to such party, (iii) the other party shall not have furnished, upon reasonable notice therefor, such certificates and documents required in connection with the transactions contemplated hereby and matters incidental thereto as it or he shall have agreed to furnish, and it is reasonably unlikely that the other party will be able to furnish such item(s) prior to the Outside Effective Date, or (iv) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein or in any Schedule hereto) is reasonably necessary to prevent a default under any outstanding material obligation of either party hereto and such consent is not obtainable without material cost or penalty (unless the party not seeking to terminate this Agreement agrees or agree to pay such cost or penalty);

                           (c) by either  Commodore or the Stockholders , at any
time on or after the Outside Effective Date, if (i) the transactions contemplated hereby shall not have been consummated prior thereto, or (ii) the Transaction Financings shall not have been completed by such Outside Effective Date; provided, that the party seeking to effect such termination of this Agreement shall not then be in breach or default of any material representation, warranty, covenant, agreement or obligation imposed upon such party by this Agreement; or

                           (d) by the  Stockholders,  at any  time  on or  after
September 15, 2000 if the Stockholders shall not have received a favorable Tax Opinion.

                  11.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Section 11, prompt written notice shall be given by the terminating party to the other party, and, unless the party seeking to terminate this Agreement shall have no right to do so, neither party to this Agreement shall have any further liability to the other, except for the Termination Payment contemplated by Section 11.3 below and that the confidentiality provisions of this Agreement provided in Section 7.1 above shall survive any termination or abandonment of this Agreement.

                  11.3 Termination Payment. In the event that for any reason, other than a breach or violation by the Stockholders of the covenants and agreements on their part to be performed pursuant to Section 11.1(b) above, the transactions contemplated by this Agreement shall not be consummated by the Outside Effective Date, the Stockholders shall receive from Commodore not later than five (5) business days following the Outside Effective Date, as full liquidated damages: (a) 250,000 shares of Commodore Common Stock; (b) 250,000 warrants (identical in all material respects to the Commodore Warrants) to purchase shares of Commodore Common Stock; and (c) cash reimbursement of all legal, accounting and other out-of-pocket costs and expenses which have been incurred by the Stockholders or the Company through and including the Outside Effective Date in connection with the transactions contemplated hereby.

         12.      INDEMNIFICATION.
                  ----------------

                  12.1     General.

                           (a) The  Stockholders  (jointly and severally)  shall
defend, indemnify and hold harmless Commodore from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that Commodore may incur, sustain or suffer (collectively, the "Commodore Losses") as a result of any breach of, or failure by the Stockholders to perform, any of the representations, warranties, covenants or agreements of the Stockholders contained in this Agreement or in any Schedule(s) furnished by or on behalf of the Stockholders under this Agreement.

                           (b)  Commodore  shall  defend,   indemnify  and  hold
harmless the Stockholders from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including costs of investigation, interest, penalties and reasonable attorneys' fees, that the Stockholders may incur, sustain or suffer (collectively, the "Stockholders Losses") as a result of any breach of, or failure by Commodore to perform, any of the representations, warranties, covenants or agreements of Commodore contained in this Agreement.

                           (c)  Commodore  Losses  or  Stockholders  Losses  are
hereinafter referred to as "Losses", as they relate to the applicable party or parties in Sections 12.3 and 12.4 above.

                  12.2     Limitations on Certain Indemnity, Right of Offset.

                           (a)  Except  with  respect  to any  Commodore  Losses
involving proven fraud by the Stockholders, the Stockholders shall not be liable to Commodore with respect to Commodore Losses unless and until, and then only to the extent that, the aggregate amount of all Commodore Losses shall exceed the sum of $250,000 (the "Basket"). The Stockholders (jointly and severally) shall thereafter be liable for all Commodore Losses in excess of the Basket, up to the aggregate amount of the Closing Cash Payment portion of the Consideration set forth in Section 2.1 hereof

                           (b)  Duration of  Indemnity  for Breach of  Warranty.
Commodore shall be entitled to indemnification by the Stockholders for Commodore Losses, and the Stockholders shall be entitled to indemnification by Commodore for Stockholders Losses, only in respect of claims for which notice of claim shall have been given on or before September 30, 2001; provided that:

                                    (i)  with   respect  to   Commodore   Losses
                  relating to a breach of any warranties relating to tax matters covered by Section 4.8 above, the duration of such indemnity shall be with respect to claims asserted prior to the expiration of the final statute of limitations for those tax reports and tax returns covered by the warranties under
                  Section 4.8 above; and

                                    (ii) neither  Commodore nor the Stockholders
                  shall be entitled to indemnification in the event that the subject claim for indemnification relates to a third-party claim and the prospective indemnified party (as the case may be) delayed giving notice thereof to such an extent as to cause material prejudice to the defense of such third-party claim.

                           (c)  Rights of Offset.  In the event  that  Commodore
shall suffer or incur any Commodore Losses which are established pursuant to a written settlement agreement, arbitrators' decision or judicial determination, Commodore shall have the right (in addition to any and all other rights and remedies, all of which may be exercised separately or concurrently) to recover the amount of such Commodore Losses by means of offset against any installments of Company Cash Flow Payments then or thereafter payable to the Stockholders pursuant to Section 2.5 of this Agreement. Notwithstanding the foregoing, until such time as any such Commodore Losses shall have been finally established through a settlement agreement a final judgment of a court of competent jurisdiction from which no appeal can or shall be taken (a "Final Resolution"), all accumulated periodic installments of Company Cash Flow Payments required to be made to the Stockholders under Section 2.5 hereof, up to and including an accumulated amount as shall equal the amount of Commodore Losses being claimed, shall be paid by the Company into an interest bearing attorneys' escrow account to be maintained by Greenberg Traurig LLP and to be disbursed pending such Final Resolution in accordance with the terms of an escrow agreement satisfactory to such counsel and the parties hereto. To the extent that such periodic installment payments of Company Cash Flow required to be placed in escrow, as aforesaid, shall equal the amount of the alleged Commodore Losses, the excess, if any, of all subsequent periodic installment payments of Company Cash Flow which is required to be paid to the Stockholders under Section 2.5 hereof shall be immediately remitted directly to the Stockholders pending the Final Resolution and thereafter.

                  12.3     Resolution of Disputes, Binding Arbitration.

                           (a)  Whenever a claim shall arise for which any party
shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within thirty (30) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

                           (b)  In  the  event  that  any  dispute  relating  to
indemnification hereunder or otherwise involving the interpretation or application of this Agreement, any Schedule or Exhibit hereto or any other Transaction Document cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the indemnified party or the indemnifying party shall promptly thereafter submit the dispute for final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the indemnifying party and the indemnified party (the "Arbitration"). Any such Arbitration shall, if brought by the Stockholders, be held in New York, New

York and, if brought by Commodore shall be in Salt Lake City, Utah. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement or any Transaction Document, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

                           (c) In connection  with any  Arbitration  pursuant to
this Section 12.3, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

                           (d) The decision and award of the  arbitrators  shall
be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in the States of Utah, Delaware, New York or Colorado. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

                           (e) Any  rights  of  indemnification  established  by
reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the indemnifying party in such amount as shall be necessary to satisfy all applicable Losses determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

                  12.4 Defense and Settlement. In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

         13.      COSTS.
                  ------

                  13.1     Finder's  or  Broker's  Fees.  Except as set forth in
Section 9.8 hereof, each of Commodore (on the one hand) and the Stockholders (on the other hand) represent and warrants that neither it, he, she nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of the transactions contemplated hereby.

                  13.2 Closing Expenses. Each of Commodore and the Stockholders shall each pay all of their own respective professional fees and other costs and expenses incurred or to be incurred by them, respectively, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement; provided, that nothing herein contained shall be deemed to prohibit the payment by the Company of professional fees and other costs and expenses incurred or to be incurred by the Company in connection with the transactions contemplated hereby and the continuing course of its Business.

         14.      POST-CLOSING COVENANT AND AGREEMENTS OF THE PARTIES.
                  ----------------------------------------------------

                  14.1     Income Taxes.

                           (a)  Commodore  shall not permit the Company,  at any
time on or after Closing Date, to (i) amend any of the Company's tax reports or tax returns with respect to periods prior the Closing Date, except to the extent required by affirmative determination of the applicable taxing authority, or
(ii) grant any waiver of any applicable statute of limitations with respect to any tax report or tax return of the Company for any period prior to the Closing Date, without the prior written consent of the Stockholders.

                           (b) In the event of any  investigation  or audit with
respect to any tax report or tax return of the Company for any period prior to the Closing Date, Commodore shall cause the Company to give prompt written notice thereof to the Stockholders , and to permit the Stockholders and their representatives to participate in and receive copies of all notices and communications in connection with any such investigation or audit. Similarly, in the event that the Stockholders shall be apprised of any such investigation or audit prior to the Company being apprised thereof, the Stockholders shall give prompt written notice thereof to the Company, and shall permit the Company and its representatives to participate therein and receive copies of all notices and communications in connection therewith. The Stockholders shall not, and Commodore shall not permit the Company to, enter into any settlement of any such investigation or audit unless (i) such settlement shall be approved in writing by the Stockholders and the Company (such approval not to be unreasonably withheld or delayed), or (ii) the Company shall have agreed to indemnify the Stockholders in respect of any additional tax obligations which would be imposed upon the Stockholders by reason of the subject settlement. In connection with any such investigation or audit, each party shall be responsible for its own costs and expenses, except to the extent otherwise agreed to in any written agreement hereafter entered into and signed by the party to be charged therewith.

                  14.2 Company Benefit and Compensation Matters. From and after the Closing Date, Commodore will cause the Company to continue to maintain the bonus plans and policies for key employees of the Company (other than the Stockholders), a summary of which is annexed as Schedule 14.2 hereto. Neither the Company nor Commodore shall revoke, change or modify any of such plans or policies prior to December 31, 2005 without the prior written consent of the Stockholders, which shall not be unreasonably withheld.

                  14.3 Further Assurances. From time to time from and after the Closing, the parties shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, instruments, certificates and other documents, and shall take or cause to be taken any and all such further action, as any of the parties may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

                  14.4     Major Transactions; Opt Out Rights.

                           (a)   Notwithstanding   anything   to  the   contrary
contained in this Agreement (but subject at all times to the provisions of Section 14.4(b) below), from the Closing Date through March 31, 2006 or thereafter and for so long as any Company Cash Flow Payments contemplated by
Section 2.5 of this Agreement shall continue to be due and owing to the Stockholders, neither the Company nor any Permitted Investment shall, nor shall Commodore, or any of its Affiliates permit or cause the Company or any Permitted Investment to, engage in or consummate any of the following (each a "Major Transaction"), without, in each instance, the prior written affirmative vote, consent and approval of both of the Stockholders:

                                    (i)  merge,   consolidate  or  sell  all  or
                  substantially all of the assets or securities;

                                    (ii)  issue  additional  shares  of  capital
                  stock or other equity of the Company or of any Permitted Investment,

                                    (iii)   make   any   Investments   or  other
                  acquisitions of material assets or businesses,

                                    (iv) incur  indebtedness  for borrowed money
                  or   capitalized   lease   obligations  in  any  one  or  more
                  transaction aggregating in excess of $50,000 per annum,

                                    (v)  incur  liens,   mortgages  or  security
                  interests in any one or more transaction aggregating excess of $50,000 per annum,

                                    (vi) exceed or deviate from mutually  agreed
                  upon capital budgets,

                                    (vii) modify or terminate the Core Business,

                                    (viii) enter into or consummate any transfer
                  or sale of properties or provide funds or credit to any third parties (other than sales of inventories in the ordinary course of business) in amounts aggregating more than $50,000 per annum,

                                    (ix)  increase   compensation  to  executive
                  officers or management above mutually agreed upon levels,

                                    (x) except for  liabilities  of the  Company
                  which Commodore shall be obligated to pay, if any, enter into any related party transactions, including payment to Commodore or any of its Affiliates of any overhead expenses, salaries, consulting fees, bonuses or other compensation or remuneration to any officer, director, employee or stockholder of Commodore;

                                    (xi)  amend  or   terminate   any   material
                  agreements,

                                    (xii) settle any material  litigation  which
                  involves the loss of any rights, or payment of any moneys or royalties,

                                    (xiii) prepay or refinance indebtedness,

                                    (xiv)   make  or   accept   any   additional
                  Investments, whether in cash or other assets or Property, to or for the Company or any Permitted Investment;

                                    (xv) guaranty any  obligations  or incur any
                  obligations or indebtedness which would cause the Company Cash Flow Payments to the Stockholders contemplated by Section 2.5 hereof to be subordinated in any manner or respect to the rights of the holders of such obligations or indebtedness;

                                    (xvi) take any action which would  adversely
                  affect the Company's ability to distribute the Acquisition Stock to the applicable Persons referred to in Section 9.8 hereof; or

                                    (xvii) enter into any other transactions not
                  in the ordinary course of business.

                  (b) DRM Stockholders'  "Opt-Out" Right. The provisions of this
Section 14.4(b) shall be only applicable to contemplated activities or transactions affecting one or more Permitted Investment which is engaged in the Extension Electronics Business or the Brownsfield Real Estate Business. Subject to the foregoing and notwithstanding the provisions of Section 14.4(a) above, in the event and to the extent that the board of directors or management of Commodore or any Permitted Investment which is engaged in the Extension

Electronics Business or the Brownsfield Real Estate Business shall propose to engage in any activity or transaction which (i) is otherwise required to be approved by the Stockholders pursuant to the provisions of Section 14.4(a) above, and (ii) is not approved by the Stockholders (a "Non-Approved Activity"), Commodore or such Permitted Investment may nonetheless pursue and consummate such Non-Approved Activity if otherwise authorized in accordance with applicable corporate law; provided, however, that the Stockholders (and only such Persons) may, at any time within one hundred and eighty (180) days following consummation of the Non-Approved Activity, elect, by written notice to Commodore (the "Opt-Out Notice"), to have the revenues, Net Profits, Net Loss or Cash Flow of such Permitted Investment for all periods from and after the date of the Opt-Out Notice excluded from the calculation of Company Cash Flow (the "Opt-Out Right"). In the event that the Stockholders shall timely elect to exercise their Opt-Out Right pursuant to the provisions of this Section 14.4(b) for all purposes of this Agreement, the direct or indirect Subsidiary of Commodore engaged in such Non-Approved Activity shall no longer be deemed a Permitted Investment and neither Commodore nor such entity be required to comply with the provisions of
Section  14.4(a) above or the other  affirmative  covenants set forth in Section
14.5 of this Agreement. Once the Stockholders have elected their Opt Out Right, they may not subsequently require that the Subsidiary or other entity engaged in such Non-Approved Activity again be deemed a Permitted Investment and included in the calculation of Company Cash Flow, unless otherwise approved in writing by Commodore.

                  (c) Participating and Other Investments. In the event and to the extent that Commodore shall elect to consummate any Participating Offered Investment which shall not be approved in writing by the Stockholders and thereby not be deemed a Permitted Investment hereunder, Commodore may consummate such Participating Offered Investment in any Affiliate or Subsidiary of Commodore (other than the Company, a direct or indirect subsidiary of the Company or another Permitted Investment); provided, that neither the revenues, Net Profits, Net Loss or Cash Flow of such Participating Offered Investment shall be included in the calculation of Company Cash Flow. In addition, so long as the same shall not constitute a Participating Offered Investment hereunder, nothing herein contained shall be deemed to limit or restrict Commodore from making any investments or acquisitions of assets, businesses, securities or properties of any person, firm or corporation, nor shall Commodore be required to comply with the provisions of Section 14.4(a) above or the other affirmative covenants set forth in Section 14.5 of this Agreement with respect to any such investment or acquisition.

                  14.5     Certain  Affirmative   Covenants.   Unless  otherwise
agreed to in writing by the Stockholders, Commodore, the Company and each Permitted Investment shall:

                           (a) maintain and preserve their corporate  existence,
franchises, intellectual property and assets,

                           (b) pay all taxes and other government charges,

                           (c) provide the  Stockholders  with prompt notices of
any material events, including changes in location of assets, claims or litigation, material adverse changes or defaults under any loan or related credit agreements or to any other creditor(s),

                           (d) furnish the Stockholders with monthly,  quarterly
and annual financial statements and other financial reports of the Company and its subsidiaries,

                           (e)  comply  with the  Commodore  Financial  Services
Business Development Plan and any supplemental business plans with respect to the growth, development and expansion of the business activities of the Company and contemplated Permitted Investments;

                           (f) provide the Stockholders with timely and accurate
information as to business developments and activities of the Company and each Permitted Investment, including the application of the net proceeds of the Transaction Financing described below and all additional financings;

                           (g) pay all insurance premiums, including premiums on
officers and directors liability insurance;

                           (h)  with  respect  to  each  Participating   Offered
Investment and Permitted Investment (i) offer the Stockholders full access to all information, facilities and personnel with respect to a potential Participating Offered Investment at the same time other Affiliates of Commodore conduct their due diligence investigation, (ii) offer the Stockholders an adequate opportunity to review and approve or reject all potential Participating Offered Investments, (iii) if any Participating Offered Investment shall be approved by the Stockholders and acquired by Commodore or any direct or indirect Subsidiary or Affiliate of Commodore, constitute the same as a Permitted Investment and include the revenues and Cash Flow of such Permitted Investment in the calculation of Company Cash Flow, and (iv) except for Permitted Investments involving the Brownsfield Real Estate Business and the Extension Electronic Investments, make all Permitted Investments direct or indirect Subsidiaries of the Company;

                           (i) vote all  shares of the  Company  Stock  owned by
Commodore or any of its Affiliates to elect as the entire Board of Directors of the Company and the board of directors of each Permitted Investment of the Company except Brownsfield Real Estate Business and Extension Electronic Investments, to the extent applicable, the following persons or their individual designees (A) Bentley J. Blum, (B) Paul E. Hannesson, (C) Russell, (D) Speciale, and (E) one other Person who shall be mutually acceptable to Commodore and to the Stockholders.

                           (j) include all activities  involving the Brownsfield
Real Estate Business and the Extension Electronic Investments in direct or indirect Subsidiaries of Commodore, other than the Company and its direct or indirect Subsidiaries; and

                           (k)  notify  the   Stockholders   of  all   potential
Participating Offered Investments and offer to the Stockholders the right to include in the calculation of Company Cash Flow, the Cash Flow of all Participating Offered Investments.

                  14.6     Stockholders' Approval.

                           (a) For all purposes of this  Agreement,  all matters
requiring the approval or consent of the Stockholders shall require that such approval or consent be given by both of the Stockholders.

                           (b) In the event  that,  for any  reason or no reason
(other than the death or permanent disability (as defined in their Employment Agreement) of a Stockholder), one of the Stockholders shall fail or refuse to provide his or her consent or approval in connection with any matter or transaction, the same shall be deemed as though both of the Stockholders shall have not approved such matter or transaction.

                           (c) In the event of the death or permanent disability
of a Stockholder, the surviving or non-disabled Stockholder shall, for all purposes of this Agreement, be the only person whose approval or consent shall thereafter be required in connection with all matters requiring such approval or consent of the Stockholders hereunder. Accordingly (i) neither the heirs, legal representatives, executors or administrators of any deceased or permanently disabled Stockholder, nor the successors or assigns of any Stockholder shall have any right to vote in respect of providing any approval, consent or disapproval in respect of any activity or transaction otherwise requiring the approval of the Stockholders hereunder, and (ii) such heirs, legal representatives, executors, administrators, successors or assigns may not block or otherwise enjoin any such existing or proposed activity or transaction.

         15.      FORM OF AGREEMENT.
                  ------------------

                  15.1 Effect of Heading. The Section headings used in this Agreement and the titles of the Schedules hereto are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof or of the information set forth in such Schedules.

                  15.2 Entire Agreement, Waivers. This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents constitute the entire agreement between the parties pertaining to the subject matter hereof and thereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement and the Schedules and Exhibits hereto and the other Transaction Documents. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  15.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16.      PARTIES.
                  --------

                  16.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

                  16.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, (b) on the day after the date sent by recognized overnight courier service with all charges prepaid or billed to the account of the sender, (c) three (3) days after being deposited in the United States mail if sent by first class mail, registered or certified, postage prepaid, or (d) when sent by facsimile transmission, to the party being notified at its address or facsimile number set forth below or such other address or facsimile number as any party hereto shall subsequently notify all other parties hereto in writing:

(i)        If to Commodore:                   with a copy to:

Commodore Applied Technologies, Inc.          Allen Perlstein, Esq.
150 East 58th Street                          Silverman Perlstein & Acampora LLP
New York, New York 10155                      100 Jericho Quadrangle - Suite 300
Attention:  President                         Jericho, New York 11753
fax no. (212) 753-0731                        fax no. (516) 479-6301

(ii)     If to the Stockholders:              with a copy to:

William J. Russell                            Stephen A. Weiss, Esq.
16049 East Berry Drive                        Greenberg Traurig LLP
Aurora, Colorado 80015                        200 Park Avenue
fax no. (303) 699-9025                        New York, New York 10166
                                              fax no. (212) 801-6400

-and-

Tamie P. Speciale
55 Dorchester Drive
Salt Lake City, Utah 84103
fax no. (801) 531-0628

or to such other address as either party shall have specified by notice in writing given to the other party.

         17.      MISCELLANEOUS.
                  --------------

                  17.1     Amendments   and   Modifications.   No  amendment  or
modification of this Agreement or any Exhibit or Schedule hereto shall be valid unless made in writing and signed by the party to be charged therewith.

                  17.2 Non-Assignability, Binding Effect. Other than an assignment by Commodore of its indemnification rights and remedies to one or more of its financing institutions, neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by either party hereto without the prior written consent of the other party. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. Notwithstanding the foregoing, Commodore shall have the right on or before the Closing Date to assign this Agreement to any newly formed wholly-owned acquisition subsidiary corporation of Commodore; provided, that any such permitted assignment shall in no manner relieve, or be deemed to relieve, Commodore from any obligations, covenants and agreements on its part to be performed both prior and subsequent to the Closing Date. In addition, Commodore may assign all or any portion of the Option described in Section 7.2(a) to any unaffiliated third person, firm or corporation; provided, that any such permitted assignment shall in no manner relieve, or be deemed to relieve, Commodore from any obligations, covenants and agreements on its part to be performed pursuant to said Section 7.2(a) or otherwise.

                  17.3 Entire Agreement. This Agreement, together with the Exhibits hereto, represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other agreements, written or oral, between the parties with respect to the subject matter hereof, including without limitation, the terms of the Prior Asset Agreement, dated as of January 31, 2000, and the Acquisition Agreement, dated as of August 18, 2000.

                  17.4 Governing Law, Jurisdiction. This Agreement shall be construed and interpreted and the rights granted herein governed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State.

                  [the balance of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                  Commodore:                COMMODORE APPLIED TECHNOLOGIES, INC.



                                            By:________________________________
                                                 Paul E. Hannesson, President


                  The Stockholders:



                                            ------------------------------------
                                                     WILLIAM J. RUSSELL


                                            ------------------------------------
                                                     TAMIE P. SPECIALE


                  The Company:              DISPUTE RESOLUTION MANAGEMENT, INC.


                                            By:________________________________
                                                 William J. Russell, President

                              STOCKHOLDERS CONSENT


         Reference is made to that certain Stock Purchase Agreement, dated of even date herewith, among Commodore Applied Technologies, Inc., Dispute Resolution Management, Inc., William J. Russell, Tamie P. Speciale and DRM Acquisition Corp. Unless otherwise separately defined herein, all capitalized terms used herein shall have the same meaning as is defined in the aforesaid Stock Purchase Agreement.

         By their execution and delivery of this Stockholders' Consent, each of the undersigned do hereby irrevocably and unconditionally consent to the Agreement, the Acquisition and all of the other transactions contemplated by the Agreement, and do further hereby irrevocably and unconditionally covenant and agree to vote all shares of Commodore Common Stock owned of record or beneficially by them IN FAVOR of the Agreement, the Acquisition and all of the transactions contemplated by the Agreement and all Exhibits thereto, at the Commodore Stockholders Meeting and any adjournment or adjournments thereof.

         This Stockholders' Consent has been duly authorized, approved and ratified by the board of directors of Commodore Environmental Services, Inc.

Dated:  August __, 2000             COMMODORE ENVIRONMENTAL SERVICES, INC.


                                    By:_________________________________________


                                    --------------------------------------------
                                            Paul E. Hannesson


                                    --------------------------------------------


                                    --------------------------------------------

                                    EXHIBIT A

                               ARTICLES OF MERGER

                              DRM ACQUISITION CORP.

                                      into

                       DISPUTE RESOLUTION MANAGEMENT, INC.

         Pursuant to the provisions of ss.16-10a-1105 of the Utah Business Corporation Act, the undersigned domestic corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations;

         FIRST: The names of the undersigned corporations and the states under the laws of which they are respectively organized are:

                  Name of Corporation                    State of Incorporation

                  -------------------------------------------------------------
                  Dispute Resolution Management, Inc.                  Utah
                  DRM Acquisition Corp.                                Utah

         SECOND:  The laws of the State of Utah permit such merger.

         THIRD: The name of the surviving corporation is Dispute Resolution Management, Inc. (the "Surviving Corporation"), and it is to be governed by the laws of the State of Utah.

         FOURTH: The following Plan of Merger was approved by the shareholders of the undersigned domestic corporations in the manner prescribed by the Utah Business Corporation Act.

                  (a) Upon the effectiveness of the Merger: (i) the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of each of Dispute Resolution Management, Inc. and DRM Acquisition Corp. (the "Constituent Corporations"), and all obligations owed to, belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation pursuant to Utah Law without further act or deed, and (ii) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall become and remain the obligations of the Surviving Corporation pursuant to Utah Law without further act or deed.

                  (b) Upon the effectiveness of the Merger, the Certificate of Incorporation, By-Laws and directors of the Surviving Corporation shall be identical to those of Dispute Resolution Management, Inc. as in effect immediately prior to the effectiveness of the Merger.

                  (c)      Upon the effectiveness of the Merger:

                           (i) Treasury  Stock.  Each share of capital  stock of
                               ---------------
Dispute Resolution Management, Inc., if any, held by Dispute Resolution Management, Inc. as treasury stock immediately prior to the effectiveness of the Merger shall be canceled and extinguished, and no payment or issuance of any consideration shall be payable or shall be made in respect thereof;

                           (ii) Options and Warrants.  As of the effective  date
                                --------------------
of the Merger there are no options, warrants, rights, or other agreements to acquire any securities of Dispute Resolution Management, Inc., or any securities directly or indirectly convertible into or exchangeable for or exercisable to acquire the same, and no agreements to issue or acquire or dispose of any of the foregoing.

                           (iii)  Treatment  of  DRM  Acquisition  Corp.  Common
                                  ----------------------------------------------
Stock.  Each of the twenty  four  thousand  three  hundred  (24,300)  issued and
-----
outstanding shares of common stock of DRM Acquisition Corp., $.10 par value per share (the "DRM Acquisition Corp. Common Stock"), shall, upon the effectiveness of the Merger, be converted into one (1) share of Common Stock, $.10 par value per share, of Dispute Resolution Management, Inc., as the Surviving Corporation of the Merger.

                           (iv) Treatment of Dispute Resolution Management, Inc.
                                ------------------------------------------------
Stock.  Each  of the  30,000  shares  of  common  stock  of  Dispute  Resolution
-----
Management, Inc., $.10 par value per share (the "Company Stock") issued and outstanding immediately prior to the effectiveness of the Merger shall be treated as follows:

                                    (A) an  aggregate  of  five  thousand  seven
hundred (5,700) shares of Company Stock owned of record and beneficially in equal amounts by William J. Russell and Tamie P. Speciale in Dispute Resolution Management, Inc. shall be retained by William J. Russell and Tamie P. Speciale and each of such shares of Company Stock shall, pursuant to the Merger, be deemed to represent one (1) share of Common Stock, $.10 par value per share, of the Surviving Corporation of the Merger, or an aggregate of five thousand seven hundred (5,700) shares of such Company Stock; and

                                    (B) an  aggregate  of twenty  four  thousand
three hundred (24,300) shares of Company Stock owned of record and beneficially in equal amounts by William J. Russell and Tamie P. Speciale shall be canceled and extinguished and shall be converted into the right to receive the Merger Consideration payable pursuant to Section 2 of the agreement and plan of merger, dated as of August 18, 2000, among Commodore Applied Technologies, Inc., DRM Acquisition Corp., Dispute Resolution Management, Inc., William J. Russell and Tamie P. Speciale (the "Merger Agreement"). Such Merger Consideration shall be paid and delivered upon surrender to the Surviving Corporation of the certificates representing such 24,300 shares of outstanding Company Stock (all of which shall be delivered free and clear of any and all pledges, Liens (as such term is hereinafter defined), claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever, except any restrictions which may be created by operation of state or federal securities laws).

                  (d) Books and  Records.  All of the stock  books,  records and
                      ------------------
minute  books  of  Dispute  Resolution  Management,   Inc.,  all  financial and
accounting books and records of Dispute Resolution Management, Inc. and all referral, client, customer and sales records of Dispute Resolution Management, Inc., shall be the property of the Surviving Corporation.

         FIFTH: As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitle to vote as a class on such Plan, are as follows:


                                     Number of Shares           Number of Shares Entitled to Vote as a Class
       Name of Corporation             Outstanding                Designation of Class     Number of Shares
----------------------------------   ----------------           ------------------------  ------------------
Dispute Resolution Management, Inc.        30,000                Common Stock              30,000

DRM Acquisition Corp.                      30,000                Common Stock              30,000

         SIXTH: As to each of the undersigned corporations, the total number of shares voted for and against such Plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such Plan, respectively, are as follows:


                                              Number of Shares Entitled to Vote as a Class

              Name of Corporation           Class                 Voted For          Voted Against
Dispute Resolution Management, Inc.       Common Stock           30,000 shares          no shares
DRM Acquisition Corp.                     Common Stock           30,000 shares          no shares

         SEVENTH: The Surviving Corporation hereby: (a) agrees that it may be served with process in the state of Utah in any proceeding for the enforcement of any obligation of the undersigned domestic corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder against the Surviving Corporation; (b) irrevocably appoints the secretary of state of Utah as its agent to accept service of process in any such proceeding; and (c) agrees that it will promptly pay to the dissenting shareholders of such Surviving
Corporation the amount, if any, to which they shall be entitled under the provisions of the Utah Business Corporation Act with respect to the rights of dissenting shareholders.

Dated: ____________, 2000.

                                            DISPUTE RESOLUTION MANAGEMENT, INC.

                                      By: William J. Russell, Its President
                                      By:      Tamie P. Speciale, Its Secretary

                                      DRM ACQUISITION CORP.

                                      By:      Paul E. Hannesson, Its President
                                      By:       ______________  Its Secretary

STATE OF UTAH     )
                                    ) ss.:
COUNTY OF ____________     )

         I, ______________, a notary public, do hereby certify that on this ___________ day of ____________, 2000, personally appeared before me William J. Russell, who, being by me first duly sworn, declared that he is the President of Dispute Resolution Management, Inc.; that he signed the foregoing document as President of the corporation and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this ____________ day of _____________________, A.D. 2000.

         My Commission expires ________________.


                                                --------------------------------
                                                Notary Public

STATE OF YORK     )
                                    ) ss.:
COUNTY OF NEW YORK         )

         I, ______________, a notary public, do hereby certify that on this ___________ day of ____________, 2000, personally appeared before me Paul E. Hannesson, who, being by me first duly sworn, declared that he is the President of DRM Acquisition Corp.; that he signed the foregoing document as President of the corporation and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this ____________ day of _____________________, A.D. 2000.

         My Commission expires ________________.


                                                --------------------------------
                                                Notary Public

                                    EXHIBIT B

                          WARRANT TO PURCHASE SHARES OF

              COMMON STOCK OF COMMODORE APPLIED TECHNOLOGIES, INC.

W-1

                                                               _______ ___, 2000

                                                              New York, New York

         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                       VOID AFTER 5:00 P.M., NEW YORK TIME

                              ON _______ ___, 2005

         THIS CERTIFIES THAT for value received, [William J Russell] [Tamie P. Speciale] [Diane Archangeli] [Arthur Berry & Company, Inc.] or their registered permitted assigns (hereinafter collectively referred to as the "Holder"), may subscribe for and purchase, subject to the terms and conditions hereof, from Commodore Applied Technologies, Inc., a Delaware corporation (the "Company"), [350,000] [350,000] 340,000] [340,000] [300,000] [20,000] shares of Common Stock of the Company, par value $0.001 per share (the "Common Stock"), at any time during the period (the "Exercise Period") commencing at 9:00 a.m. New York Time on _________ ___, 2000 (the "Commencement Date") and ending at 5:00 p.m. New York Time, on _________ ___, 2005, a date which is five (5) years from the Commencement Date (the "Expiration Date"), at an exercise price per share (the "Exercise Price") which shall be equal to two ($2.00) dollars be share. The number of shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares"), the Exercise Price, and the kind of securities issuable upon exercise of this Warrant, shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.

         In the event of a Sale of Control of the Company, the Holder of this Warrant shall have the right (but not the obligation), immediately prior to or simultaneous with such Sale of Control, to utilize the "cashless exercise" rights contemplated by Section 1.1(b) below in connection with his or its exercise of this Warrant.

         Certain Definitions.       As used herein:
         --------------------

         (a) the term `Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant, as adjusted from time to time,
         (b) the term "Sale of Control" shall mean the sale of all or substantially all of the outstanding shares of capital stock or assets of the Company, whether by sale, merger, consolidation or like combination, to any unaffiliated third person, firm or corporation.

         (c) the term "Sale of Control Price" shall mean the price per share paid by any unaffiliated third person, firm or corporation for each fully-diluted share of Common Stock of the Company in connection with any Sale of Control; which Sale of Control Price shall be determined by dividing (i) the total consideration received or receivable by the Company or its stockholders in connection with such Sale of Control by
         (ii) the aggregate number of shares of Common Stock of the Company outstanding on a fully-diluted basis (after giving effect to the exercise of all outstanding Company options and warrants or the conversion into Common Stock of all outstanding convertible securities of the Company ) immediately prior to consummation of such Sale of Control.

         1.       Exercise Price and Expiration.
                  -----------------------------

                  (a) This Warrant may be exercised in whole or in part on any Business Day (as such term is hereinafter defined) at any time during the Exercise Period upon surrender to the Company, at its address for notices set forth in Section 8 of this Warrant (or at such other office of the Company, if any, or such other office of the Company's duly authorized agent for such purpose, as may be maintained by the Company for such purpose and so designated by the Company by written notice to the Holder prior to such exercise), together with the following: (i) a duly completed and executed Notice of Warrant Exercise in the form annexed hereto, and (ii) payment of the full Exercise Price for this Warrant or the portion thereof then being exercised. This Warrant and all rights and options hereunder shall expire on, and shall be immediately wholly null and void to the extent the Warrant is not properly exercised prior to the Expiration Date. As used in this Warrant the term "Business Day" shall mean the time period between 9:00 a.m. New York, New York Time and 5:00 p.m. New York, New York Time on any day other than any Saturday, Sunday, or other day on which commercial banks in New York, New York are required or are authorized by law to close.

                  (b) Such Exercise Price shall be paid in lawful money of the United States of America by bank cashier's check or by wire transfer of immediately available funds to such account as shall have been designated in writing by the Company to the Holder from time to time. In lieu of paying such Exercise Price in cash, the Holder of this Warrant may elect to exercise certain "cashless" exercise rights on each occasion the Holder elects to exercise this Warrant.

                  (c) Such "cashless" exercise shall be elected by the Holder indicating on the Notice of Exercise to the Company of the Holder's intention to exercise such cashless exercise rights. The number of shares of Common Stock issuable to the Holder of this Warrant upon any such "cashless" exercise shall be calculated as follows:

                           (i) The number of Warrant  Shares  issuable  upon any
full or partial exercise of this Warrant (the "Subject Warrant Shares") shall be multiplied by the Exercise Price then in effect. The product thereof shall be deemed to be the "Exercise Cost."

                           (ii) The Subject  Warrant  Shares shall be multiplied
by closing price per share of the Company's Common Stock, as traded on the American Stock Exchange, the New York Stock Exchange, the Nasdaq Stock Exchange, the OTC Electronic-Bulletin Board or any other national securities exchange as at the date of the Notice of Exercise (the "Per Share Market Price") and the product thereof shall be deemed to be the "Exercise Value."

                           (iii) The Exercise Cost shall be subtracted  from the
Exercise Value and the positive result thereof, if any, shall be deemed the "Profit."

                           (iv) The  Company  shall issue that number of Warrant
Shares to the Holder(s) as shall be determined by dividing the Profit by the Per Share Market Price or Sale of Control Price, as the case may be.


                  (d) Upon the Holder's surrender of the Warrant and payment of the Exercise Price or cashless exercise election, as set forth above, the Company shall promptly issue and cause to be delivered to the Holder a certificate or certificates for the total number of whole shares of Common Stock for which this Warrant is then so exercised, as the case may be (adjusted to reflect the effect of the anti-dilution provisions contained in Section 2 of this Warrant, if any) in such denominations as are requested for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder. The Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction pursuant to Section 1(b) above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date of the Warrant. If, at the time this Warrant is exercised, a registration statement under the Securities Act is not then in effect to register under said Securities Act the Warrant Shares issuable upon exercise of this Warrant (together with any applicable state securities law registrations), the Company may require the Holder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration, unless the Company receives an opinion of counsel reasonably satisfactory to counsel to the Company to the effect that said securities may be freely traded without registration under the Securities Act.

                  (e) If the Holder shall exercise this Warrant with respect to less than all of the Warrant Shares that may then be purchased under this Warrant, having taken into account any prior exercise of the Warrant, the Company shall promptly execute and deliver to the Holder a new warrant in the form of this Warrant for the balance of such Warrant Shares.

         2.       Certain Anti-dilution Adjustments.
                  ---------------------------------

                  (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Exercise Price per share of Common Stock on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such current Exercise Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  (c) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 2(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Exercise Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, applicable to one share, and the denominator of which shall be such current Exercise Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the record date for the determination of shareholders entitled to receive such distribution.

                  (d) No adjustment in the Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 2 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                  (e) In any case in which this Section 2 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment

                  (f) Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 2(b) and 2(c) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

         3.       Mergers; Consolidations and Reclassifications.
                  ---------------------------------------------

                  (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 2.

                  (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 2.

                  (c) The above provisions of this Section 3 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         4.       Certain Representations of the Company.
                  --------------------------------------

         Throughout the Exercise Period, the Company has and will continue to have (i) all requisite power and authority to issue this Warrant and the Warrant Shares, and (ii) sufficient authorized and unissued securities of Common Stock to permit exercise of this Warrant.

         5.       Certain Covenants of the Company.
                  --------------------------------

                  (a) The Company shall take such steps as are necessary to cause the Company to continue to have sufficient authorized and unissued shares of Common Stock reserved in order to permit the exercise of the unexercised and unexpired portion of this Warrant, if any.

                  (b) The Company covenants and agrees that all Warrant Shares issued upon the due exercise of this Warrant will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes, liens, charges, and security interests created by the Company with respect to the issuance thereof.

                  (c) The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of this Warrant; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of this Warrant or of any certificates for Warrant Shares in a name other than that of the Holder upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid.

                  (d) This Warrant and, when so issued, the shares of Common Stock which may be issued upon exercise of the Warrants, will have been issued pursuant to an available exemption from registration under the Securities Act.

                  (e) The Company covenants and agrees that if it fails (i) to file a registration statement covering the Warrant Shares as provided in a Registration Rights Agreement between the Holder and the Company, dated of even date herewith, or (ii) to issue the shares of Common Stock upon the proper exercise of the Warrant, then the Holder may, in addition to any remedies at law, immediately commence an action for specific performance.

         6. No Shareholder Rights. No Holder of this Warrant shall, as such, be entitled to vote or be deemed the holder of Common Stock or any other kind of securities of the Company, nor shall anything contained herein be construed to confer upon the Holder the rights of a shareholder of the Company or the right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as otherwise expressly provided herein), or to receive dividends or subscription rights or otherwise, until the date of Holder's proper exercise of this Warrant as described herein.

         7. Notices. Any notice, demand, request, waiver or other communication under this Agreement must be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered by hand to the address of the party specified below (including delivery by courier), or (ii) on the fifth day after deposit in the U.S. Mail if mailed to the party to whom notice is to be given to the address specified below, by first class mail, certified or registered, return receipt requested, First Class postage prepaid:

to the Company:

                                    Commodore Applied Technologies, Inc.
                                    150 East 58th Street
                                    New York, New York 10155
                                    Attn:  Paul E. Hannesson, President

the Holder:
                                    -----------------------
                                    -----------------------
                                    -----------------------

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change will be deemed to have been given until it is actually received by the party sought to be charged with its contents.

         8.       General.
                  -------

                  (a) This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws provisions.

                  (b) Section and subsection headings used herein are included herein for convenience of reference only and shall not affect the construction of this Warrant or constitute a part of this Warrant for any other purpose.

                  (c) This Warrant may be executed  simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when instruments originally executed by each party shall have been received by the Company.

                  (d) This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

[the balance of this page intentionally left blank]

         IN WITNESS WHEREOF, the Company has duly executed this Warrant on and as of the date first set forth above.

                                        COMMODORE APPLIED TECHNOLOGIES, INC.

                                        By: ____________________________________
                                                 Paul E. Hannesson, President

                                     NOTICE

                                       OF

                                WARRANT EXERCISE

TO  Commodore Applied Technologies, Inc.:

         The undersigned hereby irrevocably elects to exercise the Warrant and to purchase thereunder ______ full shares of Common Stock issuable upon the exercise of such Warrant.

         Please check the applicable method by which the undersigned elects to exercise the Warrant:

         The Exercise Price for this warrant shall be paid by delivery of $___________ in cash as provided for in the Warrant ______.

         The undersigned elects to exercise his or its "cashless" exercise rights in the manner provided in Section 1(c) of the Warrant. ________.

         The undersigned requests that certificates for such Warrant Shares be issued in the name of:

                           Name:

                           Address:

                           Employer I.D. or S.S. #:

         If such number of Warrants shall not be all the Warrants evidenced by the Warrant document, the undersigned requests that a new document evidencing the Warrants not so exercised issued and registered in the name of and delivered to:

                                        ----------------------------------------
                                        Name

                                        ----------------------------------------
                                        Address

                                        ----------------------------------------
                                        Employer I.D. or Social Security Number

Date: ________________              ________________________________________
                                            Signature

                                    EXHIBIT C

                              MAKE WHOLE AGREEMENT


         THIS AGREEMENT ("Agreement") is made and entered into as the 30th day of August 2000 by and among William J. Russell ("Russell"), Tamie P. Speciale ("Speciale") and Commodore Applied Technologies, Inc., a Delaware corporation ("Commodore").

         WHEREAS, Commodore, Dispute Resolution Management, Inc., a Utah corporation (the "Company"), Russell and Speciale have entered into that certain amended and restated stock purchase agreement, dated as of August 30, 2000 (the "Purchase Agreement"); and



         WHEREAS, Russell and Speciale (individually and collectively, together with their respective heirs, executors, successors and assigns, referred to herein as the "Selling Stockholders") are entitled to receive, pursuant to
Section 2.5 of the Purchase Agreement periodic installment "Company Cash Flow Payments" of "Company Cash Flow", as those terms are defined in the Purchase Agreement; and

         WHEREAS, in order to induce Russell and Speciale to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, Commodore has agreed to enter into this Agreement whereby Commodore will provide to the Selling Stockholders or their designees, under certain circumstances described herein, the right to receive certain cash payments and/or additional share of common stock, $.001 par value per share (the "Commodore Common Stock"), all upon the terms and subject to the conditions hereinafter set forth.


         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto intending to be bound thereby, it is mutually agreed as follows:

1.       Definitions.      Unless  otherwise   separately   defined herein,  all
         -----------
capitalized terms, when used in this Agreement, shall have the same meaning as is defined in the Operating Agreement.


2. Make Whole  Payment.  In the event and to the  extent  that by not later than
   -------------------
April 15, 2004 (the "Final Company Cash Flow Payment"), the Selling Stockholders shall not have received in cash an aggregate amount of Company Cash Flow Payment, as provided in Section 2.5 of the Purchase Agreement, which shall have equaled Ten Million ($10,000,000) Dollars of such Company Cash Flow Payment (the "Base Company Cash Flow Payment"), the difference, if any, between (a) the Base Company Cash Flow Payment and (b) the actual accumulated amount of Company Cash Flow Payment received in cash by the Selling Stockholders as at the Final Company Cash Flow Payment Date, shall be defined herein as the "Make Whole Payment."


3. Payment of Make Whole Payment.   On or before April 30, 2004 (the "Make Whole
   -----------------------------
Payment Date"), Commodore shall pay to the Selling Stockholders (in such pro-rata amounts as between the Selling Stockholders as is provided in the

Purchase Agreement) the Make Whole Payment: (a) in cash by wire transfer of immediately available funds (the "Cash Payment") and/or (b) by delivery to the Selling Stockholders of such number of shares of Commodore Common Stock as shall be calculated pursuant to Section 4 below. The form of payment of the Make Whole Payment, whether a Cash Payment, in shares of Commodore Common Stock, or any combination thereof, shall be determined solely by Commodore, except as provided in Section 5 below.


4.       Calculation of Number of Shares of Commodore Common Stock.
         ---------------------------------------------------------
         (a) The number of shares of Commodore Common Stock to be issued by Commodore to the Selling Stockholders on the Make Whole Payment Date shall be determined by dividing (i) the aggregate amount of the Make Whole Payment which Commodore elects to pay by delivery of shares of Commodore Common Stock, by (ii) the average of the closing prices of Commodore Common Stock as such shares of Commodore Common Stock are then traded on the American Stock Exchange, Inc.
("Amex"), the Nasdaq Stock Market, the New York Stock Exchange, Inc. or any other national securities exchange, for the 30 consecutive trading days (the "Average Closing Price") immediately prior to April 15, 2004.

         (b) In the event that the aggregate number of shares of Commodore Common Stock to be issued on the Make Whole Payment Date shall exceed an aggregate of two million (2,000,000) shares of Commodore Common Stock, Commodore shall have the right to issue to the Selling Stockholders on the Make Whole Payment Date an aggregate of two million (2,000,000) shares of Commodore Common Stock, and defer the payment of the balance of the Make Whole Payment for two
(2) additional years, as provided in Section 4(c) below.

         (c) In the event that Commodore shall elect to defer the balance of the Make Whole Payment beyond the Make Whole Payment Date, on a date which shall be not later than April 15, 2006 (the "Deferred Make Whole Payment Date"), Commodore shall pay the unpaid portion of the Make Whole Payment (the "Deferred Make Whole Payment") either (i) by making an additional Cash Payment by wire transfer of immediately available funds, and/or (ii) delivering additional shares of Commodore Common Stock determined by dividing (A) the aggregate amount of the Deferred Make Whole Payment which Commodore elects to pay by delivery of shares of Commodore Common Stock, by (ii) the Average Closing Price immediately prior to April 15, 2006. The form of payment of the Deferred Make Whole Payment, whether a Cash Payment, in shares of Commodore Common Stock, or any combination thereof, shall be determined solely by Commodore, except as provided in Section 5 below.

5.       Right to Receive Make Whole Payment in Cash.
         -------------------------------------------
         Notwithstanding anything to the contrary, express or implied, contained herein, in the event that in the event that


         (a) the Company shall fail to make any quarterly payment to the Selling Stockholders required to be made under the terms of the Purchase Agreement or under the terms of the separate employment agreements, dated of even date herewith, between the Company and each of Russell and Speciale (the "Employment Agreements") within ten (10) days after the date such payment shall become due and payable, or


         (b) the Company or Commodore shall breach or otherwise fail to perform any other material covenant or agreement to be observed or performed by the

Company or Commodore under the Purchase Agreement or the Employment Agreements and shall fail to cure or remedy the same within thirty (30) days after written notice thereof to the Company,


(in either case, a "Default Event"), then and in such event (unless it shall be found pursuant to the provisions of Section 6 hereof that such Default Event has not, in fact, occurred), the Selling Stockholders, or any of them, may require by written notice to Commodore, that any and all Make Whole Payments due hereunder shall be payable solely in cash by wire transfer of immediately available funds, and not in shares of Commodore Common Stock.

6        Resolution of Disputes, Binding Arbitration.
         -------------------------------------------

         (a) Whenever a claim shall arise involving the interpretation or application of this Agreement, the complaining party shall notify the other party in writing within thirty (30) days of the complaining party's first receipt of notice of, or the complaining party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the other party to take appropriate action to resist such claim. Such notice shall specify all facts known to the complaining party giving rise to such claim or dispute and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the other party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

         (b) In the event that any dispute involving the interpretation or application of this Agreement or any Exhibit hereto cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the complaining party or the other party shall promptly thereafter submit the dispute for final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the complaining party and the other party to such dispute (the "Arbitration"). Any such Arbitration shall, if brought by the Selling Stockholders or any of them, be held in New York, New York and, if brought by Commodore shall be in Salt Lake City, Utah. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement or any Transaction Document, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

         (c) In connection with any Arbitration pursuant to this Section 6, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

         (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in the States of Utah, Delaware, New York or Colorado. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

         (e) Any rights established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the losing party in such amount as shall be necessary to satisfy all applicable losses or damages sustained or incurred by the complaining party, as determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

         (f) In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

         (g) Notwithstanding anything to the contrary set forth above, in the event and to the extent that the complaining party shall believe that such party shall then have no adequate remedy at law, the complaining party shall have the right, in addition to and not in lieu of the right to obtain compensatory or other monetary relief, to seek and obtain injunctive relief, specific performance or such other equitable remedies as any court of competent jurisdiction shall deem appropriate in the circumstances.

7        Miscellaneous.
         -------------
         (a) Upon the occurrence and during the continuation of any Default Event, the Selling Stockholders may enforce this Agreement without the need to resort to any proceedings or obtain any judgment as against the Company.


         (b) Commodore hereby acknowledges and agrees that the validity of this Agreement and Commodore's obligations hereunder shall in no way be terminated, modified, affected, impaired or diminished by reason of any of (i) the granting by the Selling Stockholders of any consent, indulgence, extension, renewal, waiver, compromise or release to Commodore, (ii) any failure by the Selling Stockholders to insist in any one or more instances upon strict performance or observance by Commodore or the Company of any of the terms, provisions or conditions of the Purchase Agreement and/or any other agreement or instrument executed and delivered by the Company in connection therewith (collectively, the "Documents"), (iii) any assertion or non-assertion by the Selling Stockholders against the Company of any of the rights or remedies reserved to the Selling Stockholders in the Documents, (iv) any forbearance by the Selling Stockholders from exercising any of its rights or remedies as aforesaid, (v) any bankruptcy, insolvency, receivership, reorganization, liquidation or other similar proceeding relating to the Company or any of its subsidiaries or affiliates, other than Commodore, (vi) any relief of the Company and/or any such other guarantor(s) from any of its obligations under the Documents, by operation of law, in equity or otherwise, (vii) any amendment, modification, extension, renewal, termination, compromise or waiver under or in respect of the Documents,
(viii) any sale, release or other disposition of any collateral security, if effected in a commercially reasonable manner and in accordance with applicable law, or (ix) any transfer, assignment or negotiation of any of the Documents and/or any collateral security as aforesaid, including, without limitation, this Agreement.


         (c) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (d) This Agreement shall be binding upon Commodore and its administrators, representatives, successors and assigns, and shall inure to the benefit of the Selling Stockholders and his or her heirs, executors, administrators, personal representatives, successors and assigns.

         (e) Subject to applicable statutes of limitations, no delay on the part of the Selling Stockholders in exercising any rights hereunder, or any failure by the Selling Stockholders to exercise any such rights, shall operate as a waiver of any such rights for any purposes, it being understood that, subject to applicable statutes of limitations, the Selling Stockholders may exercise any and all of his rights hereunder at any time and from time to time pursuant to the terms hereof.

         (f) This Agreement may not be terminated, modified or amended except by a writing duly executed by the Selling Stockholders and Commodore.

         (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to principles of conflicts of laws.

         (h) In the event that the Selling Stockholders shall, after default by Commodore of any of its obligations hereunder, place this Agreement in the hands of any attorney for enforcement and/or collection, pay to the Selling Stockholders a reasonable attorneys' fee together with all other reasonable costs and expenses of enforcement and collection.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, has executed this Agreement this day of ______________, 2000.

                                            COMMODORE APPLIED TECHNOLOGIES, INC.

                                     By:________________________________________
                                        Paul E. Hannesson, President and Chief
                                                    Executive Officer

                                    --------------------------------------------
                                                  William J. Russell

                                    -------------------------------------------
                                                  Tamie P. Speciale

                                    EXHIBIT D
                                    ---------

                          PLEDGE AND SECURITY AGREEMENT
                         ------------------------------

         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of the 30th day of August 2000, by and between COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("Commodore" or "Pledgor"), and WILLIAM J. RUSSELL ("Russell") and TAMIE P. SPECIALE ("Speciale"). Commodore is hereinafter sometimes referred to as the "Pledgor", and Russell and Speciale are referred to herein individually a "Pledgee" and collectively as the "Pledgees."

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to an amended and restated stock purchase agreement, dated August 30, 2000 between Commodore, DISPUTE RESOLUTION MANAGEMENT, INC., a Utah corporation (the "Company"), and the Pledgees, (the "Purchase Agreement"), as of the date of this Agreement Commodore acquired 81% of the issued and outstanding shares of capital stock of the Company, and

         WHEREAS, pursuant to the provisions of Section 7.12 of the Purchase Agreement, Commodore has covenanted and agreed that by not later than November 15, 2000, it shall have obtained Final Commodore Stockholders Approval of the Acquisition and issued the balance of the Consideration and Commodore Option Stock pursuant to Section 2.6(b) of the Purchase Agreement; and

         WHEREAS, pursuant to the terms of Section 7.2(b) of the Purchase Agreement, Commodore has covenanted and agreed with the Pledgees to fulfill its "Repurchase Obligation" (as that term is defined in the Purchase Agreement), pursuant to which Commodore will purchase all or a portion of the 9,500,000 "Repurchase Shares" at the "Repurchase Price" (as those terms are defined in the Purchase Agreement), and pay or cause to be paid to the Pledgees and other holders of an aggregate of $14,500,000 in connection with the repurchase and redemption of such Repurchase Shares from and after the date hereof through and including the Anniversary Date (as defined in the Purchase Agreement); and

         WHEREAS, pursuant to the terms of Section 2.4 of the Purchase Agreement the Company has agreed to make certain "Company Cash Flow Payments" of "Company Cash Flow" (as those terms are defined in the Purchase Agreement); and

         WHEREAS,. pursuant to the terms of a make whole agreement, dated of even date, among Commodore and Pledgees (the "Make Whole Agreement"), Commodore has agreed to provide the Pledgees with certain payments either in cash or shares of Commodore Common Stock, all as provided therein; and

         WHEREAS, in order to secure the rights of the Pledgees in the event that the Company or Pledgor shall breach or shall otherwise fail to perform any of the "Obligations" (as that term is hereinafter defined), pursuant to the terms of the Purchase Agreement, Commodore has agreed to pledge to the Pledgees the "Pledged Stock" (as that term is hereinafter defined); all of which Pledged Stock is being pledged to the Pledgees pursuant to this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       Definitions.
                  ------------

         Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as is defined in the Asset Transfer Agreement. In addition, the following terms shall have the following meanings wherever used in this Agreement:

                 (a) "Obligations" shall mean the collective reference to:

                           (i) the covenant and  agreement of Commodore  that on
or prior to November 15, 2000 it shall have obtained Final Commodore Stockholders Approval of the Acquisition and shall have issued to the Pledgees and other recipients, stock certificates and instruments evidencing the balance of the Acquisition Consideration and Commodore Option Stock and the Commodore Warrants, all pursuant to the provisions of Section 7.12 and Section 2.6(b) of the Purchase Agreement;

                           (ii)  the  full  and  timely  payment  of the  entire
Repurchase Obligation, as set forth in Section 7.2(b) of the Purchase Agreement;

                           (iii) the  obligation of the Company to make full and
timely payments of all quarterly installments of Company Cash Flow Payments of Company Cash Flow, as defined and provided in Section 2.5 of the Purchase Agreement up to and including the first Ten Million ($10,000,000) Dollars of such Company Cash Flow Payments which are due and payable under the Purchase Agreement in quarterly installments through December 31, 2003,

                           (iv) the covenants and agreements of Commodore to the
Pledgees under the terms of the Make Whole Agreement; and

                           (v)  the  covenants  and  agreements   that  each  of
Commodore and the Company shall duly perform all of its and their respective covenants, agreements and undertakings as set forth in Section 14.4 and Section
14.5 of the Purchase Agreement.

                 (b) "Pledged Stock" shall mean the collective reference to (i) the Majority Company Stock, representing an aggregate of 24,300 shares of the common stock of the Company, as Surviving Corporation of the Acquisition, owned of record by Commodore as at the date hereof, representing one hundred (100%) percent of the issued and outstanding shares of common stock of the Company which is owned of record and beneficially by Commodore at the date hereof (the "DRM Stock"); and (ii) the Acquisition Stock, representing an aggregate of 10,500,000 shares of Commodore Common Stock which is subject to repurchase by Commodore or its assignee upon payment and performance of the Repurchase Obligation (the "Commodore Stock"); provided, that (A) the Commodore Stock shall no longer be deemed Pledged Stock hereunder nor shall any shares of Commodore Stock be subject to this Agreement in the event that, and at such time as, Commodore shall have fully paid and performed its Repurchase Obligation under
Section 7.2(b) of the Purchase Agreement, and (B) the number of shares of DRM Stock, constituting the remaining Pledged Stock and the percentage of the issued and outstanding shares of common stock of the Company which is owned of record and beneficially by Commodore shall be reduced as provided in Section 8(b) hereof.

                 (c) "Satisfaction Date" shall mean that date which shall be on or before April 30, 2004 on which all of those Obligations referred to in clauses (i) and (ii) of Section 1(a) above shall have been indefeasibly paid or performed in full.

        2.        Pledge of the Pledged Stock.
                  ----------------------------

                 (a) As security for the due and timely payment and performance of all of the Obligations, Commodore hereby pledges to the Pledgees, and grants to the Pledgees a first priority lien and security interest in, all of the Pledged Stock (as same are constituted from time to time) and all proceeds thereof, until the Satisfaction Date.

                 (b) In furtherance of the pledge hereunder, Commodore is, concurrently herewith, delivering to the Pledgees the certificates representing all of the currently outstanding Pledged Stock, each accompanied by appropriate undated stock powers duly endorsed in blank by Commodore.

      3.          Retention of the Pledged Stock.
                  -------------------------------

                 (a) Except as otherwise provided herein, the Pledgees shall have no obligation with respect to the Pledged Stock or any other property held or received by the Pledgees hereunder, except to use reasonable care in the custody and preservation thereof, to the extent required by law.

                 (b) The Pledgees shall hold the Pledged Stock and any other property held or received by the Pledgees hereunder in the form in which same are delivered herewith, unless and until there shall occur an Event of Default.

        4.        Rights to Vote Pledged Stock.
                  -----------------------------

                  Throughout the term of this Agreement, so long as no default in the payment or performance of the Obligations has occurred, Commodore shall have the sole right to vote the DRM Stock in all Company matters, except as to matters or in a manner inconsistent with the terms of this Agreement. Throughout the term of this Agreement and thereafter, irrespective of whether or not an Event of Default hereunder shall have occurred, the Pledgees shall have the sole right to vote all shares of Commodore Stock owned of record by them on all matters as to which stockholders are entitled to vote under Delaware corporate law.

        5.       Event of Default; Power of Attorney.
                 ------------------------------------

                 (a) In the event that there shall occur (i) any default in the full and timely payment or performance of any of the Obligations, which remains uncured beyond any applicable notice and cure period, or (ii) Commodore or any of its Subsidiaries (collectively, the "Commodore Group") becoming insolvent, or
(iii) the delisting of the shares of Commodore Common Stock from trading on a National Securities Exchange; or (iv) the commencement of any case under the United States Bankruptcy Code against Commodore or any member of the Commodore Group, or (v) Commodore or any member of the Commodore Group becoming the subject of any insolvency, bankruptcy, receivership, readjustment of debt, dissolution, reorganization, liquidation or similar proceeding under state or federal law, an "Event of Default" hereunder shall be deemed to have occurred, and from and after the occurrence of any one or more Event of Default, the Pledgees shall thereafter have the right (but not the obligation) to (A) vote the DRM Stock in all Company matters, (B) apply any funds or other property received in respect of the Pledged Stock to the Obligations, and receive in its own name any and all further distributions which may be paid in respect of the Pledged Stock, all of which shall, upon receipt by the Pledgees, be applied to the Obligations, (C) transfer all or any portion of the DRM Stock (as determined by the Pledgees in their discretion) on the books of the Company to and in the name of the Pledgees or such other person or persons as the Pledgees may designate, (D) effect any sale, transfer or disposition of all or any portion of the Pledged Stock and in furtherance thereof, take possession of and endorse any and all checks, drafts, bills of exchange, money orders or other documents and instruments received on account of the Pledged Stock, (E) collect, sue for and give acquittance for any money due on account of any of the foregoing, and (F) take any and all other action contemplated by this Agreement, or as otherwise permitted by law, or as the Pledgees may reasonably deem necessary or appropriate, in order to accomplish the purposes of this Agreement.

                 (b) In furtherance of the foregoing powers of the Pledgees, the Pledgor hereby authorizes and appoints the Pledgees, with full powers of substitution, as the true and lawful attorney-in-fact of the Pledgor, in his name, place and stead, to take any and all such action as the Pledgees, in their sole discretion, may deem necessary or appropriate in furtherance of the exercise of the aforesaid powers. Such power of attorney shall be coupled with an interest, and shall be irrevocable until the Satisfaction Date. Without limitation of the foregoing, such power of attorney shall not in any manner be affected or impaired by reason of any act of the Pledgor or by operation of law. Nothing herein contained, however, shall be deemed to require or impose any duty upon the Pledgees to exercise any of the rights or powers granted herein.

                 (c) The foregoing rights and powers granted to the Pledgees, and the foregoing power of attorney, shall be fully binding upon any person who may acquire any beneficial interest in any of the Pledged Stock or any other property held or received by the Pledgees hereunder.

        6.        Foreclosure; Sale or Retention of Pledged Stock.

                 (a) Without limitation of paragraph 5 above, if an Event of Default hereunder shall occur, the Pledgees may elect (but shall not be obligated so to do) to foreclose on the Pledged Stock and exercise any one or more of the following rights and remedies set forth below.

                           (i)  The  Pledgees  may  offer  and  sell  all or any
portion of the Pledged Stock in a public distribution (to the extent that any of such Pledged Stock has been registered pursuant to an effective registration statement or may be publicly sold pursuant to an exemption from such registration requirements) or, if a public distribution is not legally available, by means of a private placement restricting the offer or sale to a limited number of prospective purchasers who meet such suitability standards as the Pledgees and their counsel may deem appropriate, and who may be required to represent that they are purchasing Pledged Stock for investment and not with a view to distribution.

                           (ii) If an Event of Default  shall occur by reason of
Commodore's breach of or failure to timely perform its Obligations contemplated by clause (i) of the definition of "Obligations" under this Agreement, the Pledgees may purchase all or any portion of the DRM Stock for the Pledgees' own account solely in exchange for cancellation of Commodore's obligation to deliver the Commodore Warrants and the balance of the shares of Acquisition Stock, Additional Commodore Stock and Commodore Option Stock contemplated by Section 2.6(b) of the Purchase Agreement, in which event the Pledgees and other recipients of such Commodore Securities may retain for their own account all 6,000,000 shares of Commodore Common Stock issued to them pursuant to Section 2.6(a) of the Purchase Agreement; the parties hereto agreeing that such disposition represents the Pledgees' sole and exclusive remedy for such Event of Default and fair and equitable liquidated damages (in addition to the Pledged Stock) to compensate the Pledgees for the loss of the earnings and profits of the Company which they would have been entitled to have received and retained but for the consummation of the transactions contemplated by the Purchase Agreement.

                           (iii)  If  an  Event  of  Default   (other   than  as
contemplated by clause (i) of this Section 6(a) above) shall occur either prior to the payment of the full $14,500,000 Repurchase Price contemplated by Section
7.2 of the Purchase Agreement, or by reason of Commodore's breach of or failure to timely perform its Obligations contemplated by clause (ii) of the definition of "Obligations" under this Agreement, the Pledgees may elect to purchase all or any portion of the DRM Stock for the Pledgees' own account and retain, in addition to (an not in lieu of) such DRM Stock, that number of shares of Commodore Stock as shall equal the sum of (A) 1,000,000 shares of Commodore Stock, plus (B) fifty (50%) percent of 9,500,000 shares of the Acquisition Stock originally issued to the Pledgees and all other holders of such Acquisition Stock pursuant to the Purchase Agreement, less any of such 9,500,000 shares of Acquisition Stock previously purchased by Commodore or any third parties pursuant to Section 7.2 of the Purchase Agreement prior to the occurance of such Event of Default (the "Commodore Stock Liquidated Damage Amount"). In the event that the Pledgees shall elect the remedies provided for in this Section 6(a)(iii), they shall return to Commodore all shares of the Acquisition Stock in excess of the Commodore Stock Liquidated Damage. It is expressly understood and agreed that such Commodore Stock Liquidated Damage Amount , together with all or any portion of the DRM Stock shall, for all purposes at law or in equity, be deemed to be a commercially reasonable disposition of the subject Pledged Stock, and (B) the retention of the Commodore Stock Liquidated Damage Amount by the Pledgees and the other holders of such Repurchase Shares represents fair and equitable liquidated damages (in addition to the DRM Stock) to compensate the Pledgees for the loss of the earnings and profits of the Company which they would have been entitled to have received and retained but for the consummation of the transactions contemplated by the Purchase Agreement.

                           (iv) If an Event of  Default  shall  occur  after the
payment of the full $14,500,000 Repurchase Price contemplated by Section 7.2 of the Purchase Agreement, purchase all or any portion of the DRM Stock for the Pledgees' own account at a price not less than the highest bona fide offer received therefor, which if effected in a manner in compliance with applicable law, shall be deemed to be a commercially reasonable disposition of the subject DRM Stock;

                           (v) sell any or all of the Pledged  Stock upon credit
or for future delivery, without being in any way liable for failure of the purchaser to pay for the subject Pledged Stock; and

                           (vi) receive and collect the net proceeds of any sale
or other disposition of any Pledged Stock, and apply same in such order and to such of the Obligations (including the costs and expenses of the sale or disposition of the Pledged Stock) as the Pledgees may, in their absolute discretion, deem appropriate.

                  (b) Upon any sale of any of the Pledged Stock in accordance with this Agreement, the Pledgees shall have the right to assign, transfer and deliver the subject Pledged Stock to the purchaser(s) thereof, and each such purchaser shall be entitled to hold such Pledged Stock absolutely free from any right or claim of the Pledgor and/or any other person claiming any beneficial interest in the Pledged Stock, including any equity of redemption (which right and all other such rights are hereby waived by the Pledgor to the fullest extent permitted by law).

                  (c) Nothing herein contained shall be deemed to require the Pledgees to effect any sale or disposition of any Pledged Stock at any time, or to consummate any proposed public or private sale at the time and place at which same was initially called. It is the intention of the parties hereto that the Pledgees shall, subject to any further conditions imposed by this Agreement, at all times following the occurrence of an Event of Default, have the right to retain legal and beneficial ownership of the Pledged Stock, or use or deal with the Pledged Stock as if the Pledgees were the outright owners thereof, and to exercise any and all rights and remedies, as a secured party in possession of collateral or otherwise, under any and all provisions of law.

                  (d) If an Event  of  Default  of the  nature  contemplated  by
Section 6(a)(iii) hereof shall occur and the Pledgees shall elect to retain the DRM Stock and the Commodore Stock Liquidated Damage Amount, as contemplated by the provisions set forth in clause (iii) of Section 6(a) above, such election shall be the sole and exclusive remedy of the Pledgees and the other holders of the Repurchase Shares, in full satisfaction of all Obligations of Commodore hereunder. Notwithstanding the foregoing, the return of any additional shares of Acquisition Stock by the Pledgees shall not effect the legal or beneficial ownership of the Pledgees or any subsequent holders in and to the shares of Commodore Option Stock, Commodore Warrants or shares of Commodore Common Stock issuable upon exercise of the Commodore Warrants; all of which Commodore Securities shall continue to remain the sole and exclusive property of such holders.

                  (e) The Pledgees acknowledge that the other holder(s) of the Repurchase Shares shall have designated the Pledgees as their sole and exclusive agents to deal with all 1,500,000 Repurchase Shares owned by such other holders for purposes of this Agreement.

         7.       Covenants, Representations and Warranties.
                  ------------------------------------------

         In connection with the transactions contemplated by this Agreement, and knowing that the Pledgees are and shall be relying hereon, Commodore hereby covenants, represents and warrants that:

                 (a) the Pledged Stock has been and will be duly and validly issued, are and will be fully paid and non-assessable, and are and will be owned by Commodore free and clear of any and all restrictions, pledges, liens, encumbrances or other security interests of any kind, save and except for the pledge to the Pledgees pursuant to this Agreement;

                 (b) there are and will be no options, warrants or other rights in respect of the sale, transfer or other disposition of any of the Pledged Stock, and Commodore has the absolute right to pledge the Pledged Interests hereunder without the necessity of any consent of any Person;

                 (c) the Pledged Stock constitutes one hundred (100%) percent of the issued and outstanding ordinary shares and other securities of the Company which is owned of record and beneficially by Commodore on the date hereof; and, on the date hereof, there are no options, warrants or other rights to subscribe for or acquire any capital stock or other securities of the Company, or any securities or other rights exercisable for or convertible into any capital stock, securities or rights to acquire securities of the Company;

                 (d) neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of this Agreement by the Pledgor, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument to which the Pledgor is a party or by which the Pledgor is bound, or (ii) any provision of law, any order of any court or administrative agency, or any rule or regulation applicable to the Pledgor;

                 (e) this Agreement has been duly executed and delivered by Commodore and constitutes the legal, valid and binding obligation of each of Commodore, enforceable against the Pledgor in accordance with its terms;

                 (f) there are no actions, suits or proceedings pending or threatened against or affecting the Pledgor that involve or relate to the Pledged Stock;

                 (g) Pledgor shall not, at any time prior to the release of the lien on the Pledged Interests in accordance with paragraph 8 below, (i) sell, transfer or convey any interest in any of the Pledged Stock, or (ii) suffer or permit any other pledge, lien or encumbrance to be created upon or granted with respect to any of the Pledged Stock; and

                 (h) from time to time hereafter, Commodore shall take any and all such further action, and shall execute and deliver any and all such further documents and/or instruments, as the Pledgees may request in order to accomplish the purposes of this Agreement, in order to enable the Pledgees to exercise any of their rights hereunder, and/or in order to secure more fully the Pledgee's interest in the Pledged Stock.

                           (i)  Commodore   acknowledges   that,   but  for  the
Repurchase Obligation set forth in Section 7.2(b) of the Purchase Agreement and its willingness to provide Pledgees collateral security for the payment and performance of such Repurchase Obligation, pursuant to this Pledge Agreement, and without the covenants by Commodore set forth in this Section 7(i) and in
Section 7(j) below, the Pledgees would not have entered into the Purchase Agreement and would have terminated all transactions and other relationships with Commodore. Accordingly, Commodore does hereby agree that if at any time following the date hereof a petition is filed by or against Commodore and/or any member of the Commodore Group commencing a case under the United States Bankruptcy Code or if Commodore or any of the other members of the Commodore Group shall become the subject of any insolvency, bankruptcy, receivership, readjustment of debt, dissolution, reorganization , liquidation or similar proceeding, under state or federal law, the Pledgees and the other holders of Repurchase Shares will be immediately and absolutely entitled to, and each member of the Commodore Group hereby consents to, the relief specified in clauses (A), (B) and (C) below, singly, alternatively or cumulatively, and each member of the Commodore Group agrees that it will not object to, contest or oppose any motion, application, complaint or other proceeding by the Pledgees (acting on behalf of themselves and any other holders of the Repurchase Shares), to obtain such relief, and each member of the Commodore Group will take all actions necessary to enable the Pledgees and other holders of Repurchase Shares to obtain the following relief:

                                   (A) the  Pledgees  and the other  holders  of
         Repurchase Shares shall be entitled to the immediate termination of the automatic stay imposed by Section 362 of the Bankruptcy Code to enable any of them to exercise all of their rights and remedies under this Agreement and applicable law;

                                   (B) the Pledgees and the other holders of the
         Repurchase Shares shall be entitled to the immediate dismissal of such case pursuant to Section 305(a)(1) of the Bankruptcy Code (with attorneys' fees and other costs), and Commodore and each other member of the Commodore Group agree that such dismissal will be in the interest of creditors and themselves; and

                                   (C) the  Pledgees  and each  other  holder of
         Repurchase Shares shall be entitled to the immediate dismissal of such case under Section 1112(b) of the Bankruptcy Code for cause, and Commodore and each other member of the Commodore Group agree that the filing of such case by any of them shall per se be deemed to have been commenced in bad faith and solely for the improper purpose of impeding the exercise of the rights and remedies of the Pledgees and other holders of Repurchase Shares with attendant unnecessary delay and needless cost.

                  (j)   Commodore   does   hereby   further    irrevocably   and
unconditionally covenant and agree, on behalf of itself and all other members of the Commodore Group:

                           (A) to waive any and all equitable defenses to the exercise of the rights and remedies of the Pledgees and the other holders of Repurchase Shares set forth in Section 7.2 of the Purchase Agreement and in this Agreement, including, without limitation, the equitable defense of forfeiture; and

                           (B) that the rights and remedies of the Pledgees and other holders of Repurchase Shares set forth in Section 7.2 of the Purchase Agreement and in this Agreement shall not be subject to pro ration


         8.      Return of the Pledged Stock.
                 ----------------------------

                 (a) To the extent that the Pledgees shall not previously have taken, acquired, sold, transferred, disposed of or otherwise realized value on the Pledged Stock in accordance with this Agreement, the Pledgees shall release their lien hereunder and return the Pledged Stock to and in the name of Commodore at the Satisfaction Date. In the event that the Pledgees shall not, within ten (10) business days of receipt of the final payments of the Obligations, redeliver to Commodore all, and not less than all, of the certificates evidencing the Pledged Stock, Commodore shall be entitled to apply to any court of competent jurisdiction for such injunctive relief as shall be reasonably required to effect compliance by the Pledgees (or either of them) of the provisions of this Section 8 and (in addition to any such injunctive relief) Pledgees shall pay all reasonable attorneys fees and other court courts incurred by Commodore.

                 (b) Notwithstanding the provisions of Section 8(a) above, if and for so long as no Event of Default hereunder shall have occurred and is continuing, at such time as (i) the Pledgor shall have paid and satisfied in full, on a timely basis, the entire Repurchase Obligation provided in Section 7.2(b) of the Purchase Agreement, or (ii) the Pledgees shall have otherwise received, on a timely basis, a total of $14,500,000 of cash payments upon exercise of the Option contemplated by Section 7.2(a) of the Purchase Agreement, the number of shares of Pledged Stock subject to this Agreement shall be reduced to 12,150 shares of the common stock of the Company, or such other number of shares of common stock of the Company as shall represent fifty (50%) percent of the original number of shares of Pledged Stock held subject to this Agreement.

         9.       Expenses of the Pledgees.
                  -------------------------

         All expenses incurred by the Pledgees (including but not limited to reasonable attorneys' fees) in connection with the receipt of Pledged Stock hereunder from time to time after the date hereof, and any actual or attempted sale or other disposition of Pledged Stock hereunder, shall be reimbursed to the Pledgees by the Company on demand, or, at the Pledgees' option, such expenses may be added to the Obligations.

        10.      Resolutions of Disputes, Binding Arbitration.
                 ---------------------------------------------

                 (a) Whenever a claim shall arise involving the interpretation or application of this Agreement, the complaining party shall notify the other party in writing within thirty (30) days of the complaining party's first receipt of notice of, or the complaining party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the other party to take appropriate action to resist such claim. Such notice shall specify all facts known to the complaining party giving rise to such claim or dispute and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the other party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

                 (b) In the event that any dispute involving the interpretation or application of this Agreement or any Exhibit hereto cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the complaining party or the other party shall promptly thereafter submit the dispute for final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the complaining party and the other party to such dispute (the "Arbitration"). Any such Arbitration shall, if brought by any of the Pledgees, be held in New York, New York and, if brought by Commodore shall be in Salt Lake City, Utah. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement or any Transaction Document, or other injunctive or equitable relief or remedy before any court of competent jurisdiction. (c) In connection with any Arbitration pursuant to this
Section 10, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

                 (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in the States of Utah, Delaware, New York or Colorado. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

                 (e) Any rights established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the losing party in such amount as shall be necessary to satisfy all applicable losses or damages sustained or incurred by the complaining party, as determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

                 (f) In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and their books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

                 (g) Notwithstanding anything to the contrary set forth above, in the event and to the extent that the complaining party shall believe that such party shall then have no adequate remedy at law, the complaining party shall have the right, in addition to and not in lieu of the right to obtain compensatory or other monetary relief, to seek and obtain injunctive relief, specific performance or such other equitable remedies as any court of competent jurisdiction shall deem appropriate in the circumstances.

         11.      Miscellaneous.
                  --------------

                 (a) Any notices or consents required or permitted under this Agreement shall be in writing and shall be deemed given when personally delivered, when sent by recognized overnight courier service with all charges prepaid or billed to the account of the sender, or when mailed by certified mail, return receipt requested, with all charges prepaid, in each instance addressed to the party being notified at his or its address first set forth above, either party may change its address for notices by means of written notice given in accordance herewith, provided that same shall not be deemed to have been given until actual receipt by the party being notified.

                 (b) The laws of the State of Delaware shall govern the construction and enforcement of this Agreement and the rights and remedies of the parties hereto.

                 (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. The Pledgor shall not, however, assign any of his rights or obligations hereunder without the prior written consent of the Pledgees. Except as otherwise referred to herein, this Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties relating to the specific subject matter hereof.

                 (d) Neither any course of dealing between the Pledgor and the Pledgees nor any failure to exercise, or any delay in exercising, on the part of the Pledgees, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege operate as a waiver of any other exercise of such right, power or privilege or any other right, power or privilege.

                 (e) The Pledgees' rights and remedies, whether established hereby or by any other agreements or by law or in equity, shall cumulative and may be exercised singularly or concurrently.

                 (f) No change, amendment, modification, waiver, assignment of rights or obligations, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Pledgees shall have consented thereto in writing.

                 (g) The captions and paragraph headings in this Agreement are for convenience of reference only, and shall not in any way define, limit or describe the construction, terms or provisions of this Agreement.

                 (h) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                            COMMODORE APPLIED TECHNOLOGIES, INC.


                                            By: ________________________________
                                                   Paul E. Hannesson, President


                                            -------------------------------
                                                     WILLIAM J. RUSSELL


                                            -------------------------------
                                                     TAMIE P. SPECIALE

STATE OF NEW YORK    )
                     )  ss:
COUNTY OF NEW YORK   )


         On this _____ day of ___________ 2000 before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared Paul E. Hannesson, known to me to be the person who executed the foregoing Stock Pledge Agreement, and who stated to me that he executed the said Stock Pledge Agreement in his capacity as President of Commodore Applied Technologies, Inc., duly authorized so to do by its board of directors.

                                              ------------------------
                                                   Notary Public

                                    EXHIBIT E

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), entered into as of the 30th day of August 2000, by and between DISPUTE RESOLUTION MANAGEMENT, INC., a Utah corporation (the "Company") having offices 8 Inverness Drive East, Suite 135, Englewood, Colorado 80112 and 39 Exchange Place, Suite 30, Salt Lake City, Utah 84111, and [WILLIAM J. RUSSELL] [TAMIE P. SPECIALE], an individual residing at _________________ _____________________ (the "Employee");


                              W I T N E S S E T H:

         WHEREAS, the Employee has heretofore been one of the owners and senior executive officer of the Company; and


         WHEREAS, Commodore Applied Technologies, Inc., a Delaware corporation ("Commodore"), has acquired 81% of the shares of capital stock of the Company pursuant to the terms of an amended and restated stock purchase agreement dated August 30, 2000 (the "Purchase Agreement") among Commodore, the Company, and William J. Russell and Tamie P. Speciale, the former stockholders of the Company; and


         WHEREAS, by reason of his [her] prior ownership of and employment with the Company, the Employee is familiar with all aspects of the operations and business of the Company; and

         WHEREAS, to promote the ongoing business of the Company and to foster an orderly transition of the ownership and management of the Company, the Company desires to assure itself of the right to the Employee's services from and after the date hereof, on the terms and conditions of this Agreement; and

         WHEREAS, the Employee is willing and able (free of any other binding contracts or commitments) to render his [her] services to the Company from and after the date hereof, on the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         1.       Nature of Employment.
                  --------------------


         (a) Subject to the terms and conditions of this Agreement, the Company shall initially retain the Employee, and the Employee shall initially render services to the Company, as the [Chief Executive Officer] [President] of the Company. In such connection, the Employee shall be responsible for the operation and management of the Company together with such other duties and responsibilities as are customarily performed by a [Chief Executive Officer] [President] of a corporation. Subject at all times to the terms and conditions of Section 14.4(a) and Section 14.5 of the Purchase Agreement, the Employee shall report to and shall be subject to the ultimate direction and guidance of the Board of Directors of the Company.


                  Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as is defined in the Operating Agreement.


         (b) Throughout the period of his  employment  hereunder,  the Employee:
(i) shall devote his [her] full business time, attention, knowledge and skills, exclusively, faithfully, diligently and to the best of his [her] ability, to the active performance of his duties and responsibilities hereunder on behalf of the Company; (ii) shall not, without the express prior written approval of the Board of Directors of the Company in each instance, directly or indirectly accept employment or compensation from, or perform services of any nature for, any person, firm, corporation or business enterprise other than the Company; (iii) subject to the provisions of Section 14.4(a) and Section 14.5 of the Purchase Agreement, shall observe and carry out such reasonable rules, regulations, policies, directions and restrictions as may be established from time to time by the Board of Directors of the Company, including but not limited to the standard employee policies and procedures of the Company as in effect from time to time; and (iv) shall do such traveling as may reasonably be required in connection with the performance of such duties and responsibilities; provided, however, that the Employee shall not be assigned to regular duties such as would reasonably require him to relocate his [her] permanent residence from the greater Denver, Colorado [Salt Lake City, Utah] area.


                  (c) Throughout the term of this Agreement, the Company shall cause the Employee to be nominated for election to the Board of Directors of the Company.

         2.       Term of Employment.
                  ------------------

                  (a) Subject to prior termination in accordance with paragraph 2(b) below, the Employee's full-time employment hereunder shall commence on the date hereof and shall continue through and including December 31, 2005.

                  (b)      This Agreement:

                           (i) may be terminated  upon mutual written  agreement
of the Company and the Employee;


                           (ii)  may  be  terminated,   at  the  option  of  the
Employee, upon thirty (30) days' prior written notice to the Company, in the event that (A) the Company shall fail to make any payment to the Employee required to be made under the terms of the Purchase Agreement, the Make Whole

Agreement (as hereinafter defined) or this Agreement within fifteen (15) days after the date such payment became due and payable, or (B) the Company or Commodore shall fail to perform any other material covenant or agreement to be performed by the Company or Commodore under the Purchase Agreement or hereunder and shall fail to cure or remedy same within thirty (30) days after written notice thereof to the Company;


                           (iii) may be  terminated,  at the option of the Board
of the Company (the Employee abstaining from any such vote), at any time "for cause" (as hereinafter defined);

                           (iv) may be terminated, at the option of the Company,
at any time in the event of the "permanent disability" (as hereinafter defined) of the Employee; or

                           (v) shall  automatically  terminate upon the death of
the Employee.

                  (c) As used herein, the term "for cause" shall mean and be limited to: (i) any material breach of this Agreement or the Non-Competition Agreement by the Employee which in any case is not fully corrected within thirty
(30) days after written notice of same from the Company to the Employee; (ii) gross neglect by the Employee of any of his [her] duties and responsibilities hereunder; (iii) any fraud, criminal misconduct, breach of fiduciary duty, dishonesty, or gross and willful misconduct by the Employee in connection with the performance of any of his duties and responsibilities hereunder; (iv) the Employee being under the influence of alcohol or drugs during business hours, or being habitually drunk or addicted to drugs; or (v) the commission by the Employee of any crime of moral turpitude, or any other action by the Employee which may materially impair or damage the reputation of the Company.

                  (d) As used herein, the term "permanent disability" shall mean, and be limited to, any physical or mental illness, disability or impairment that prevents, or is reasonably likely to prevent, the Employee from continuing the performance of his normal duties and responsibilities hereunder for a period (i) in excess of six (6) consecutive months, or (ii) of six (6) months or more (whether or not consecutive) in any twelve (12) month period. For purposes of determining whether a "permanent disability" has occurred under this Agreement, the written determination thereof by two (2) qualified practicing physicians selected and paid for by the Company (and reasonably acceptable to the Employee) shall be conclusive.

                  (e) Except for a termination by the Employee under Section 2(b)(ii) above, upon any termination of this Agreement as hereinabove provided, the Employee (or his estate or legal representatives, as the case may be) shall be entitled to receive any and all earned but unpaid Base Salary (as such terms are hereinafter defined) appropriately prorated to and as of the effective date of termination (based on the number of days elapsed prior to the date of termination), and any other amounts then due and payable to the Employee hereunder. All such payments shall be made on the next applicable payment date therefor (as provided in paragraph 3 below) following the effective date of termination. Such payments shall constitute all amounts to which the Employee (or his estate or legal representative) shall be entitled upon termination of this Agreement.

                  (f) Notwithstanding anything to the contrary contained in this Agreement or in any other agreement dated of even date herewith referred to herein, if it shall be established or mutually agreed that termination of this Agreement by the Employee under the provisions of Section 2(b)(ii) above was valid and for good reason, in addition to (and not in lieu of) any other remedies then available to the Employee:

                           (i) the Employee shall be entitled to receive all unpaid Base Salary through the remaining term of this Agreement, less any amounts received from third parties in the nature of salary or other compensation. Employee covenants that Employee shall use its reasonable efforts to mitigate its damages hereunder;

                           (ii) if and to the extent payable, the obligations of Commodore to the Employee under the make-whole agreement, dated of even date herewith (the "Make Whole Agreement") shall, at the option of the Employee, be payable in cash rather than in shares of Commodore Common Stock, and

                           (iii) all stock options and payments under Section 401(k) plans for the benefit of the Employee shall become fully vested, to the extent permitted under any then existing plans.

         3.       Compensation and Benefits.
                  -------------------------

                  (a) Base Salary. As compensation for his services to be rendered hereunder, the Company shall pay to the Employee a base salary of $250,000 per annum, payable at the rate of $20,833.33 per month (the "Base Salary"). Such Base Salary shall be subject to (i) increase as provided in
Section 3(b) hereof, and (ii) payroll deductions and other withholdings as and to the extent required by law from time to time. Such Base Salary shall be payable to the Employee in accordance with the Company's payroll practices.

                  (b) Adjustments to Base Salary. Effective as of January 1, 2001 and on each anniversary date thereafter the Employee's annual Base Salary shall be increased to the amounts set forth below for each calendar year in question:

          Calendar Year                                        Base Salary

          2001                                                 $262,500
          2002                                                 $275,000
          2003                                                 $290,000
          2004                                                 $305,000
          2005                                                 $320,000

                  Nothing contained in Sections 3(a) or (b) above shall be construed to prohibit or limit the right of the Company to grant, from time to time, discretionary increases in the Employee's Base Salary.

                  (c) Fringe Benefits. The Company shall also make available to the Employee, throughout the period of his full-time employment hereunder, such benefits and perquisites as are generally provided by the Company to its executive employees, including but not limited to eligibility for participation in any group life, health, dental, vision, disability or accident insurance, pension plan, profit-sharing plan, retirement savings plan, 401(k) plan, or other such benefit plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its employees generally; provided, however, that nothing herein contained shall be deemed to require the Company to adopt or maintain any particular plan or policy, or to preclude the Company from amending or terminating any plan or policy. The Employee acknowledges that he will cease to be eligible for all or substantially all of such benefits following the conclusion of his full-time employment, and the Employee will not make any claim for any such benefits for which he is not then eligible.

                  (d) Expenses. Throughout the term of this Agreement, Company shall also reimburse the Employee, upon presentment by the Employee to the Company of appropriate receipts and vouchers therefor, for any and all actual and reasonable out-of-pocket business expenses incurred by the Employee in connection with the performance of his duties and responsibilities hereunder; provided, however, that no reimbursement shall be required to be made for any expense which is not properly deductible (in whole or in part) by the Company for income tax purposes, or for any expense item which has not previously been approved as and to the extent required in accordance with the Company's standard policies and procedures in effect from time to time.

         4.       Vacation, etc.
                  --------------

                  (a) During the period of his full-time employment hereunder:

                           (i) The Employee shall be entitled to take, from time
to time, normal and reasonable vacations with pay, consistent with the Company's standard policies and procedures in effect from time to time, at such times as shall be mutually convenient to the Employee and the Company, and so as not to interfere unduly with the conduct of the business of the Company. Such vacation time may aggregate up to six (6) weeks per year.

                           (ii) The Employee  shall  further be entitled to paid
holidays, personal days and sick days in accordance with the Company's standard policies and procedures in effect from time to time.

         5.       Company Property.
                  ----------------

                  (a) The Employee hereby acknowledges and confirms that all ideas and other developments or improvements conceived by the Employee, whether alone or with others, during the term of this Agreement (whether or not during working hours), that are within the scope of the business operations of the Company or any of its subsidiaries or that relate to any business of any type conducted or proposed to be conducted by the Company or any of its subsidiaries, constitute the exclusive property of the Company or the subject subsidiary. The Employee shall assist the Company or its subsidiaries (as applicable) as required in order to establish, confirm and evidence the Company's or its subsidiary's ownership of such ideas, developments and improvements, and shall execute and deliver any and all such agreements, instruments and other documents as may be necessary or appropriate in connection therewith.

                  (b) Upon termination of this Agreement under any circumstances, and otherwise upon request of the Company or any of its subsidiaries, the Employee shall immediately return all property of the Company and/or its subsidiaries utilized by the Employee in rendering services hereunder, to the extent in the Employee's possession or under his control.

         6.       Non-Assignability.
                  -----------------

                  In light of the unique personal services to be performed by the Employee hereunder, it is acknowledged and agreed that any purported or attempted assignment or transfer by the Employee of this Agreement or any of his duties, responsibilities or obligations hereunder shall be void.

         7.       Notices.
                  -------

                  Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or three (3) days after being mailed by certified mail, return receipt requested, addressed to the party being notified at the address of such party first set forth above, or at such other address as such party may hereafter have designated by notice; provided, however, that any notice of change of address shall not be effective until its receipt by the party to be charged therewith.

         8.       General.
                  -------

                  (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of either party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

                  (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the express prior written consent of the other party; provided, however, that the Company or any successor or assign may, at any time and from time to time, assign this Agreement as part of the sale of all or any substantial portion of the business of the Company.

                  (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof

                  (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of Delaware.

                  (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

                  (f)  This   Agreement   may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

                  (g) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

                  (h) This  Agreement  is  intended  for the sole and  exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

                  (i) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

9.       Resolution of Disputes, Binding Arbitration.
         -------------------------------------------

                  (a) Whenever a claim shall arise involving the interpretation or application of this Agreement, the complaining party shall notify the other party in writing within thirty (30) days of the complaining party's first receipt of notice of, or the complaining party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the other party to take appropriate action to resist such claim. Such notice shall specify all facts known to the complaining party giving rise to such claim or dispute and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the other party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

                  (b) In the event that any dispute involving the interpretation or application of this Agreement which cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the complaining party or the other party shall promptly thereafter submit the dispute for final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the complaining party and the other party to such dispute (the "Arbitration"). Any such Arbitration shall, if brought by the Employee, be held in New York, New York and, if brought by the Company shall be in Salt Lake City, Utah. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement or any Transaction Document, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

                  (c) In  connection  with  any  Arbitration  pursuant  to  this
         Section 9, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

                  (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in the States of Utah, Delaware, New York or Colorado. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

                  (e) Any rights established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the losing party in such amount as shall be necessary to satisfy all applicable losses or damages sustained or incurred by the complaining party, as determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

                  (f) In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

                  (g) Notwithstanding anything to the contrary set forth above, in the event and to the extent that the complaining party shall believe that such party shall then have no adequate remedy at law, the complaining party shall have the right, in addition to and not in lieu of the right to obtain compensatory or other monetary relief, to seek and obtain injunctive relief, specific performance or such other equitable remedies as any court of competent jurisdiction shall deem appropriate in the circumstances

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.

                                     DISPUTE RESOLUTION MANAGEMENT, INC.

                                     By:
                                        ----------------------------------------
                                        [William J. Russell] [Tamie P. Speciale]

                                    EXHIBIT F

                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT


                  AGREEMENT (this "Agreement"), made and entered into as of the 30th day of August, 2000, by and between COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("Commodore "), DISPUTE RESOLUTION MANAGEMENT INC., a Utah corporation (the "Company"), and WILLIAM J. RUSSELL, an individual ("Russell") and TAMIE P. SPECIALE, an individual ("Speciale");


                              W I T N E S S E T H :


                  WHEREAS, Commodore Applied Technologies, Inc., a Delaware corporation ("Commodore"), has agreed to acquire 81% of the shares of capital stock of the Company pursuant to the terms of an amended and restated stock purchase agreement dated August 30, 2000 (the "Purchase Agreement") among Commodore, the Company, and William J. Russell and Tamie P. Speciale, the former stockholders of the Company; and


                  WHEREAS, by reason of their prior ownership of and employment in the Company, each of Russell and Speciale has detailed knowledge and possesses confidential information concerning the Company and the business and operations thereof, and

                  WHEREAS, on the date hereof, the Company, Russell and Speciale are entering into separate employment agreement (the "Employment Agreements") pursuant to which Russell and Speciale will be employed by the Company and in connection with which Russell and Speciale will continue to have access to confidential and proprietary information relating to the business of the Company; and


                  WHEREAS, in order to induce Commodore to consummate the transactions contemplated by the Purchase Agreement, and to induce Commodore to cause the Company to enter into the Employment Agreements, each of Russell and Speciale has agreed, and Commodore has required Russell and Speciale, to enter into this Agreement;


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

                  1.       Restrictive Covenants.
                           ---------------------
                           (a)  Each  of   Russell   and   Speciale   do  hereby
acknowledge and agree that: (i) the business contacts, customers, suppliers, technology, know-how, trade secrets, marketing techniques and other aspects of the Company have been of substantial value to the Company, and will hereafter provide Commodore with substantial competitive advantage, (ii) such elements and aspects of the Business are not generally known to the public or available through any source other than Russell and Speciale, and reasonable efforts have been made to maintain the confidentiality thereof to the date hereof, (iii) they have detailed knowledge of and possesses confidential information concerning the Company, and (iv) by reason of their duties and responsibilities pursuant to the Employment Agreements, they will become privy to confidential and proprietary information of the Company.

                           (b) Each of Russell and Speciale do hereby agree, for
the benefit of Commodore, the Company and their respective subsidiaries, successors and assigns, that neither he nor she shall, directly or indirectly, for himself or herself or through or on behalf of any other person or entity:

                                    (i) at any  time  from  and  after  the date
hereof, divulge, transmit or otherwise disclose or cause to be divulged, transmitted or otherwise disclosed, any business contacts, client or customer lists, technology, know-how, trade secrets, marketing techniques, contracts or other confidential or proprietary information of or relating to the Company or its subsidiaries of whatever nature (provided, however, that for purposes hereof, information shall not be considered to be confidential or proprietary if
(A) it is a matter of common knowledge or public record, (B) it is generally known throughout the industry, or (C) Russell or Speciale can demonstrate that such information was already known to the recipient thereof other than by reason of any breach of any obligation under this Agreement or any other confidentiality or nondisclosure agreement); and/or

                                    (ii)  at  any  time  from  the  date  hereof
through and including December 31, 2005, invest, carry on, engage or become involved, either as an owner, principal, agent, advisor, stockholder (excluding passive ownership of not more than 1% of the outstanding shares of a publicly held corporation if such ownership does not involve managerial or operational involvement or activity), manager, partner, joint venturer, participant or consultant, in any business enterprise (other than Commodore, the Company and their subsidiaries, successors or assigns) which derives 15% or more of their consolidated revenues from the business of serving as an international business consulting firm specializing in the settlement of complex, latent and long-tail insurance claims, including environmental, asbestos, products liability, Year 2000 and other matters, for corporate and governmental clients (the "Business"); provided, however, that it shall not be a violation of this paragraph 1(b)(ii) for either Russell or Speciale to passively invest their funds in any mutual funds(s) which holds investments in any business(es) of the type described in this paragraph l(b)(ii), regardless of the amount of Russell's or Speciale's investment in such mutual fund(s) or the level of ownership of such mutual fund(s) in such business(es).

                           (c) Notwithstanding anything to the contrary, express
or implied, contained in this Section 1, in the event that Russell, Speciale, or either of them shall validly terminate their Employment Agreement with the Company by reason of the occurrence and continuation of any of the events specified in Section 2(b)(ii) of the Employment Agreement(s), this Agreement and the restrictive covenants contained herein shall simultaneously terminate.

                  2. Remedies. The parties hereby acknowledge and agree that any
                     --------
breach by either Russell or Speciale or any of their respective affiliates, directly or indirectly, of any of the foregoing restrictive covenants will cause Commodore and the Company irreparable injury for which there is no adequate remedy at law. Accordingly, Russell and Speciale do hereby expressly agree that, in the event that either Russell or Speciale or any of their respective affiliates shall commit any such breach or any threatened breach hereunder, directly or indirectly, Commodore and/or Bickerton shall be entitled, in addition to any and all other remedies available at law, to seek and obtain, without requirement of posting any bond or other security, injunctive and/or other equitable relief to require specific performance of or prevent, restrain and/or enjoin the breaching party or parties under the provisions of this Agreement.

                  3. Expenses.  In the event of any dispute under or arising out
                     --------
of this Agreement, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party, in addition to any damages and/or other relief that may be awarded, its reasonable costs and expenses (including reasonable attorneys' fees) incurred in connection with prosecuting or defending the subject dispute.

                  4. Benefits and  Obligations.  This Agreement shall be binding
                     -------------------------
upon and inure to the benefit of and shall be enforceable by Commodore and/or the Company and their respective affiliates, successors and assigns, and Russell and Speciale and their respective affiliates, successors and assigns; provided, however , that neither Russell's nor Speciale's obligations contained herein may not be delegated or assigned.

                  5.  Governing  Law.  This  Agreement  shall be governed by and
                      --------------
construed in accordance with

the laws of the State of Delaware, United States of America.


                  6.  Arbitration of Certain  Disputes.  Except for any claim or
                      --------------------------------
proceeding seeking to assert or obtain equitable remedies hereunder (including, without limitation, injunctive relief and/or specific enforcement), which claim or proceeding may be asserted or brought in any court of competent jurisdiction sitting in Utah, Delaware or New York (as to which courts, the parties hereby consent to the jurisdiction thereof), any dispute involving the interpretation or application of this Agreement shall be resolved by final and binding arbitration in accordance with the procedures specified in the Purchase Agreement.


                  7.  Severability.  It is  acknowledged,  understood and agreed
                      ------------
that the restrictions contained in this Agreement (a) are made for good, valuable and adequate consideration received and to be received each of Russell and Speciale, (b) are reasonable and necessary, in terms of the time, geographic scope and nature of the restrictions, for the protection of Commodore and/or the Company and their respective affiliates and their good will, and (c) will not pose any undue hardship on Russell or Speciale or materially impair his or her ability to support himself. It is intended that said provisions be fully severable, and in the event that any of the foregoing restrictions, or any portion of the foregoing restrictions, shall be deemed contrary to law, invalid or unenforceable in any respect by any court or other tribunal of competent jurisdiction, then such restrictions shall be deemed to be amended, modified and reduced in scope and effect, only to that extent necessary to render same valid and enforceable, and all other restrictions shall be unaffected and shall remain in full force and effect.

                  8. Waiver,  Amendment or Modification.  Neither this Agreement
                     ----------------------------------
nor any of the terms and conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. No waiver of any provision, performance or default hereunder in any instance shall be construed as a continuing waiver of such provision, performance or default, or a waiver of any other provision, performance or default, or of any future performance or default.

                  9. Notices. Any notice, request, demand or other communication
                     -------
required or permitted under this Agreement shall be in writing and shall be given in the manner provided in the Purchase Agreement.

                  10. Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                    COMMODORE APPLIED TECHNOLOGIES, INC.

                                    By:
                                       ---------------------------------

                                    DISPUTE RESOLUTION MANAGEMENT, INC.

                                    By:
                                       ---------------------------------



                                       ---------------------------------
                                            WILLIAM J. RUSSELL


                                       ---------------------------------
                                            TAMIE P. SPECIALE

                                    EXHIBIT G

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of the 29th day of August 2000, is made and entered into among William J. Russell ("Russell"), Tamie P. Speciale ("Speciale") and the other persons who are party signatories to this Agreement (individually referred to as a "Holder" and collectively referred to as the "Holders"), and COMMODORE APPLIED TECHNOLOGIES, Inc., a corporation incorporated under the laws of the state of Delaware (the "Company").

                  WHEREAS, in connection with the acquisition by the Company from Russell and Speciale on the date hereof of 81% of the shares of capital stock of Dispute Resolution Management Inc. ("DRM") pursuant to that agreement and plan of merger, dated as of August 18, 2000 among the Company, DRM, DRM Acquisition Corp. ("Mergerco") and Russell and Speciale (the "Merger Agreement"), the Company has issued to the Holders an aggregate of


                  (a) an aggregate of Fifteen Million Five Hundred Thousand (15,500,000) shares of common stock of the Company, $.001 par value per share (the "Subject Common Stock"); and


                  (b) five year warrants (the "Warrants") to purchase an additional 1,000,000 shares of common stock of the Company, $.001 par value per share ("Company Common Stock") at an exercise price of $2.00 per share.

                  In addition to the above, pursuant to the terms of a make-whole agreement between the Company, Russell and Speciale, dated of even date herewith (the "Make Whole Agreement"), the Company has agreed under certain conditions to issue to Russell and Speciale certain additional shares of Company Common Stock (the "Contingent Shares").

                  The Subject Common Stock, the shares of Company Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Contingent Shares (if and when issued) are hereinafter collectively referred to as the "Stock" or the "Securities." Such Securities have been issued or are issuable upon exercise of the Warrants in the respective amounts as among the Holders set forth on Schedule "A" annexed hereto; and

                  WHEREAS, all capitalized terms used herein which are not defined herein shall have the same meaning as set forth in the Asset Transfer Agreement.

                  NOW, THEREFORE, the parties hereto mutually agree as follows:


Section  1.  Registrable  Securities.  As  used  herein  the  term  "Registrable
             -----------------------
Security" means the Stock; provided, however, that with respect to any particular Registrable Security, such Stock shall cease to be a Registrable
Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), and disposed of pursuant thereto, (ii) registration under the 1933 Act is no longer required for the immediate public distribution of all of such securities held by any holder thereof without limitation as a result of the provisions of Rule 144 promulgated under the 1933 Act or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the Stock falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any diminution or enlargement of the rights granted pursuant to this Section 1.

Section 2.  Restrictions  on Transfer.  The Holders  acknowledge  and understand
            -------------------------
that, prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the 1933 Act. The Holders understand that no disposition or transfer of the Securities may be made by the Holders in the absence of (i) an opinion of counsel to the Holders that such transfer may be made without registration under the 1933 Act or (ii) such registration.

Section 3.        Registration Agreements.
                  -----------------------
         (a) Registration Rights. Not later than ninety (90) days following the date of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission ("Commission"), a registration statement (on Form S-1 or Form S-3 (if available) and in compliance with Rule 415 promulgated under the 1933 Act) which shall cover the Stock under the 1933 Act (the "Resale Registration Statement"), at the sole expense of the Company (except as provided in Section 3(a)(ii) hereof), in respect of all holders of Registrable Securities, so as to permit a resale of the Registrable Securities under the 1933 Act. Subject to the provisions of Section 3(a)(iii), the Company shall use its best efforts to cause the Resale Registration Statement to become effective within ninety (90) days from the date of filing of such Resale Registration Statement.

                  (i) The Company will maintain the effectiveness the Resale Registration Statement or any post-effective amendment thereto filed under
Section 3(a) hereof current under the 1933 Act until the earlier of (A) the date that all of the Registrable Securities have been sold pursuant to the Resale Registration Statement, (B) the date the holders thereof receive an opinion of counsel that all of the Registrable Securities may be sold under the provisions of Rule 144 (without limitation) or (C) three (3) years after the Effective Date. Notwithstanding the foregoing, the Company shall have the right in connection with (x) any contemplated mergers, acquisitions or other business combinations, or (y) any additional public offerings of its securities, to suspend the effectiveness of such Resale Registration Statement or post-effective amendment thereto, or otherwise notify the Holders of Registrable Securities that such Resale Registration Statement is no longer current and may not be used or delivered in connection with distributions of the Registrable Securities (in either event, a "Blackout"). The length of any Blackout period will not count for purposes of the time period set forth in this Section 3(a)(i)(C).

                  (ii) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Resale Registration Statement and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees, including the reasonable fees and expenses of counsel to the Holder) shall be borne by the Company. The Holder shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered. The Company shall qualify any of the Securities for sale in such states as such Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify any of the Securities for sale in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the Resale Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by such Holder.

                  (iii) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Resale Registration Statement which is to be filed if, in the opinion of counsel for the Company, the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all Investors or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the 1933 Act.

         (b) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to Section 3(a).

         (c) If at any time or from time to time after the effective date of the Resale Registration Statement, the Company notifies the Holders in writing of the existence of a Potential Material Event (as defined below), the Holders shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. A "Potential Material Event" means any of the following: (A) the possession by the Company of material information not ripe for disclosure in a registration statement; or (B) any material transaction, engagement or activity by the Company which would be adversely affected by disclosure in a registration statement at such time, that the Resale Registration Statement would be materially misleading absent the inclusion of such information. The Company will use its best efforts to disclose any such Potential Material Event at the earliest possible time as determined by the Company in good faith and with the advice of its counsel. The period of time during which the Holders are precluded from selling any Securities as a result of a Potential Material Event will not be counted for purposes of the time period set forth in Section 3(a)(i)(C).

         (d) The Company agrees that it shall declare the Resale Registration Statement filed pursuant to this Section 3 effective within three Business Days after being notified by the Commission that it may do so. The Company also agrees that it shall promptly respond to any questions or comments from the SEC relating to the Resale Registration Statement.

Section 4. Cooperation with Company.  Holders will cooperate with the Company in
           ------------------------
all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

Section 5. Registration  Procedures.  If and whenever the Company is required by
           ------------------------
any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

         (a) prepare and file with the Commission such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the time period specified in Section 3 hereof and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act);

         (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

         (c)  register  and  qualify  the  securities   covered  by  the  Resale
Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

         (d) list such securities on the American Stock Exchange, Inc. ("Amex"), Nasdaq National Market, NASDAQ Small Cap Stock Market, the New York Stock Exchange, Inc., or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange;

         (e) notify each Holder of Registrable Securities covered by the Resale Registration Statement, at any time when a prospectus relating thereto covered by the Resale Registration Statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

Section 6.        Indemnification.
                  ---------------
         (a) The Company agrees to indemnify and hold harmless the Holders, and each officer, director or person, if any, who controls each Holder within the meaning of the 1933 Act ("Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Resale Registration Statement or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company (i) will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Resale Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder specifically for use in the preparation thereof, or (ii) cannot pay any amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed. This Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the 1933 Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement or Resale Registration Statement, as the case may be, to such person at or prior to the written confirmation of such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the 1933 Act or the rules and regulations promulgated thereunder. This indemnity provision will be in addition to any liability which the Company may otherwise have.

         (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director, or person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Resale Registration Statement or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Resale Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder specifically for use in the preparation thereof. This indemnity provision will be in addition to any liability which the Distributing Holder may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

Section 7. Contribution. In order to provide for just and equitable contribution
           ------------
under the 1933 Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 8. Notices. All notices,  demands,  requests,  consents,  approvals, and
           -------
other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:
                                    Commodore Applied Technologies, Inc.
                                    150 East 58th Street
                                    New York, New York 10155
                                    Telephone:  (212) 935-5400
                                    Facsimile: (212) 753-0731
                                    Attention: President

         If to the Holders at the addresses set forth on Schedule A attached hereto.

         Any party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

Section 9. Assignment.  This Agreement is binding upon and inures to the benefit
           ----------
of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Holders under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unreasonably withheld. In the event of a transfer of the rights granted under this Agreement, the Holder agrees that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company.

Section 10. Counterparts;  Facsimile; Amendments. This Agreement may be executed
            ------------------------------------
in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 11.  Termination of Registration  Rights. The rights granted pursuant to
             -----------------------------------
this Agreement shall terminate as to each Holder (and permitted transferees or assignees) upon the occurrence of any of the following:

         (a) all Holder's Securities subject to this Agreement have been registered and disposed of;

         (b) all of such Holder's Securities subject to this Agreement may be sold without such registration (or limitation) pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

         (c) all of such Holder's Securities subject to this Agreement can be sold pursuant to Rule 144(k).

Section 12. Headings.  The headings in this Agreement are for reference purposes
            --------
only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 13. Governing Law: Venue; Jurisdiction. This Agreement will be construed
            ----------------------------------
and enforced in accordance with and governed by the laws of the State of Delaware, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York or the United States District Court sitting in Salt Lake City,

Utah in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment.

Section 14.       Resolution of Disputes; Arbitration.
                  -----------------------------------
                  (a) Whenever a claim shall arise involving the interpretation or application of this Agreement, the complaining party shall notify the other party in writing within thirty (30) days of the complaining party's first receipt of notice of, or the complaining party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the other party to take appropriate action to resist such claim. Such notice shall specify all facts known to the complaining party giving rise to such claim or dispute and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If the other party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same.

                  (b) In the event that any dispute involving the interpretation or application of this Agreement which cannot be settled or compromised, as aforesaid, within twenty (20) days of receipt of the subject claim, either the complaining party or the other party shall promptly thereafter submit the dispute for final and binding arbitration to JAMS or End-Dispute before a three-person panel of arbitrators who shall be either (i) retired federal judges, or (ii) other persons experienced in resolving commercial disputes and who are acceptable to both the complaining party and the other party to such dispute (the "Arbitration"). Any such Arbitration shall, if brought by the Employee, be held in New York, New York and, if brought by the Company shall be in Salt Lake City, Utah. The panel of arbitrators shall be selected within twenty (20) days of submission of such dispute to Arbitration. The parties shall use their collective best efforts to promptly schedule and conduct the hearings before such arbitrators, with a view toward concluding such arbitration proceedings not later than thirty (30) days from the first submission of the dispute to arbitration. In addition to, and not in lieu of, arbitration as a means of dispute resolution hereunder, any party hereto shall have the right to seek specific enforcement of this Agreement, or other injunctive or equitable relief or remedy before any court of competent jurisdiction.

                  (c) In  connection  with  any  Arbitration  pursuant  to  this
Section 14, the arbitrators shall, as part of their award, allocate the fee of the Arbitration, including all fees of the arbitrators, the cost of any transcripts, and the parties' reasonable attorneys' fees, based upon and taking into account the arbitrators' determination of the merits and good faith of the parties' claims and defenses in the subject proceeding.

                  (d) The decision and award of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court of competent jurisdiction, including any federal or state court in the States of Utah, Delaware, New York or Colorado. Any process or other papers hereunder may be served by registered or certified mail, return receipt requested, or by personal service, provided that a reasonable time for appearance or response is allowed.

                  (e) Any rights established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be satisfied by the losing party in such amount as shall be necessary to satisfy all applicable losses or damages sustained or incurred by the complaining party, as determined in accordance with such settlement and compromise, or by final nonappealable order or judgment of the applicable judicial or arbitration panel.

                  (f) In connection with the defense of any third party claims for which claims for indemnification have been made hereunder, each party will provide reasonable access to its and the Company's books and records as and to the extent required for the proper defense of such third party claim. Neither party shall consent to any settlement or purport to bind any other party to any settlement without the written consent of the other party.

                  (g) Notwithstanding anything to the contrary set forth above, in the event and to the extent that the complaining party shall believe that such party shall then have no adequate remedy at law, the complaining party shall have the right, in addition to and not in lieu of the right to obtain compensatory or other monetary relief, to seek and obtain injunctive relief, specific performance or such other equitable remedies as any court of competent jurisdiction shall deem appropriate in the circumstances

Section 15.  Severability.  If any  provision  of this  Agreement  shall for any
             ------------
reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

Section 16.  Capitalized  Terms.  All  capitalized  terms not otherwise  defined
             ------------------
herein shall have the meaning assigned to them in the Merger Agreement.

Section 17.  Entire  Agreement.  This  Agreement,  together  with all  documents
             -----------------
referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.

                                            COMMODORE APPLIED TECHNOLOGIES, INC.

                                            By:
                                                -------------------------------
                                                Paul E. Hannesson, President

                                            Holders:
                                                    ---------------------------

                                            -----------------------------------
                                                     Name: William J. Russell

                                            -----------------------------------
                                                     Name: Tamie P. Speciale

                                            -----------------------------------
                                                          Name:

                                            -----------------------------------


                                            -----------------------------------
                                                          Name:

                                    EXHIBIT H

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT ("Agreement") is made and entered into as of the 30th day of August 2000, among COMMODORE APPLIED TECHNOLOGIES, INC., a Delaware corporation ("Commodore"); WILLIAM J. RUSSELL ("Russell"), an individual having an address at 16049 East Berry Drive, Aurora, Colorado 80015; and TAMIE P. SPECIALE ("Speciale"), an individual having an address at 55 Dorchester Drive, Salt Lake City, Utah 84103.


                              W I T N E S S E T H:

                  WHEREAS, Commodore, Russell, Speciale, and DISPUTE RESOLUTION MANAGEMENT, INC., a Utah corporation (the "Company") entered into an amended and restated stock purchase agreement, dated August 30, 2000 (the "Purchase Agreement"); and


                  WHEREAS, as at the date of this Agreement, the transactions contemplated by the Purchase Agreement were consummated, as a result of which Mergeco was merged with and into the Company and Commodore acquired 81% of the issued and outstanding shares of capital stock of the Company, as the surviving corporation of such merger; and


                  WHEREAS, Russell and Speciale (collectively, the "Stockholders") currently own, in equal amounts, five thousand seven hundred shares of common stock of the Company (the "Option Stock"); which Option Stock represents 19% of the issued and outstanding shares of capital stock of the Company;

                   WHEREAS, Commodore desires to purchase an option to acquire from the Stockholders all, and not less than all, of their shares of Option Stock and the Stockholders are willing to grant to Commodore such option, all upon the terms and subject to the conditions hereinafter set forth, and

                  WHEREAS, by the execution and delivery hereof, each of Commodore and the Stockholders represent that they have all requisite right, authority and legal capacity to execute and deliver this Agreement and are not acting on behalf of any undisclosed or partially disclosed principal;

                  NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto, Intending to be legally bound, hereby agree as follows:

1.       Definitions       Unless   otherwise   expressly  defined  herein,  all
         -----------
capitalized terms as used in this Agreement shall have the same meaning as is defined in the Purchase Agreement.


2.       Grant of Option.
         ---------------
         Subject to the terms and conditions set forth in this Agreement, the Stockholders hereby jointly and severally grant unto Commodore, an unconditional and irrevocable right and option (the "Option") to purchase from the Stockholders all, and not less than all, of the issued and outstanding shares of Option Stock.

3.       Term of Option.
         --------------


         The Option shall only be exercisable by Commodore or any other Person after January 1, 2006, or earlier if the Stockholders shall have received a total of $37,131,578 in aggregate cash and other distributions from the Company under the Purchase Agreement and from Commodore under the Make Whole Agreement, and shall terminate on December 31, 2010 (the "Option Exercise Period"); provided, that the Option shall terminate immediately upon the occurrence of:
(a) an "Event of Default" as that term is defined in the Pledge Agreement; (b) a Sale of Control, or (c) an Initial Public Offering of the Company. Unless sooner terminated, the Option may be exercised by Commodore at any time during the Option Exercise Period upon not less than ninety (90) days prior written notice to the Stockholders and in accordance with the provisions set forth below.


4.       Consideration for Option.
         ------------------------

         In consideration of its grant of the Option, on the Closing Date, simultaneous with the execution and delivery of this Agreement, Commodore hereby agrees to issue to the Stockholders in equal amounts the aggregate sum of Five Million (5,000,000) shares of Commodore Common Stock (the "Option Consideration"). Consummation of the transactions contemplated by the Purchase Agreement shall be subject to and conditioned upon payment in full of the Option Consideration, in addition to the other conditions specified therein.

5.       Purchase Consideration for the Option Stock.
         -------------------------------------------

         The purchase consideration for the Option Stock upon timely exercise of the Option shall be paid solely in shares of Commodore Common Stock, as provided below. Such purchase consideration shall be based upon the "Equivalent Value" of such Option Stock, as calculated in accordance with the following procedures:

         (a) The fair market value of 100% of the Company and all Permitted Investments as a going concern (collectively, the "Company FMV") shall be determined by an appraisal rendered by an independent investment banking firm which has not provided services to Commodore within the prior three years and which is mutually acceptable to the Board of Directors of Commodore and the Stockholders; provided, however, that solely for purposes of calculating the Company FMV for purposes of this Agreement, the fair market value of the Extension Electronic Investments shall not be included within the definition of the Company FMV.

         (b) The fair market  value of 100% of  Commodore  and its  consolidated
Subsidiaries (including 100% of the Company and all Permitted Investments, inclusive of the Extension Electronic Investments) as a going concern (the "Commodore FMV") shall be determined by an appraisal rendered by an independent investment banking firm which has not provided services to Parent within the prior three years and which is mutually acceptable to the Board of Directors of Commodore and the Stockholders.

         (c) The Company FMV shall be multiplied by a fraction (i) the numerator of which shall be the Interests in the Company then owned by the Stockholders or the Stockholders, and (ii) the denominator of which shall bear to the Interests then owned by all Members in the Company (including Commodore) and which may be acquired by any Member of other Person upon exercise of any options, warrants or other outstanding rights to purchase Interests in the Company.

         (d) the product of the calculation in Section 5(c) above shall be divided by the Commodore FMV. The result thereof (whether less or greater than 1.00) shall be multiplied by the aggregate number of shares of Commodore Common Stock then issued and outstanding.

         (e) the result of the calculation set forth in Section 5(d) above shall be deemed the Equivalent Value of the Option Stock and shall be payable in the appropriate number of shares of Commodore Common Stock.

6.       Additional Agreements
         ---------------------

         (a) Appraisal. The Commodore FMV and the Company FMV shall be appraised
             ---------
as soon as practicable following Commodore's delivery of the notice of exercise of the Option. Commodore shall pay all costs of obtaining the Commodore FMV and Company FMV appraisals.

         (b) Amendments. No amendment or modification to this Agreement shall be
             ----------
valid unless made in writing and signed by the party to be charged therewith.

         (c) Non-Assignability,  Binding Effect. Neither this Agreement, nor any
             -----------------
of the rights or obligations of the parties hereunder, shall be assignable by either party hereto without the prior written consent of the other party. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. Notwithstanding the foregoing, Commodore shall have the right to any newly formed wholly-owned acquisition subsidiary corporation of Commodore; provided, that any such permitted assignment shall in no manner relieve, or be deemed to relieve, Commodore from any obligations, covenants and agreements on its part to be performed both prior and subsequent to the date hereof.

         (d) Legend. Until such time as the Option shall be exercised, expire or
             ------
terminate, all certificates and other instruments evidencing the Option Stock shall contain a legend to the effect that such Option Stock is subject to the terms and conditions of this Agreement, including the provisions of Section 6(d) above.

         (d) Entire  Agreement.  This Agreement  represents the entire agreement
             -----------------
between the parties with respect to the subject matter hereof, and supersedes all other agreements, written or oral, between the parties with respect thereto.

         (e) Governing Law, Jurisdiction.  This Agreement shall be construed and
             ---------------------------
interpreted and the rights granted herein governed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

Commodore:          COMMODORE APPLIED TECHNOLOGIES, INC.



                     By:____________________________________

                            Paul E. Hannesson, President


The Company:        DISPUTE RESOLUTION MANAGEMENT, INC.


                     By:____________________________________

                           William J. Russell, President

The Stockholders:



                            ---------------------------------------
                                WILLIAM J. RUSSELL


                            ---------------------------------------
                                TAMIE P. SPECIALE